UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RE/MAX HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RE/MAX Holdings, Inc.

5075 S. Syracuse St.

Denver, CO 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2017

April 12, 2017

Dear Stockholder,

We cordially invite you to attend our 2017 Annual Meeting of Stockholders, to be held on Wednesday, May 24, 2017 at 10:00 a.m. (Mountain Time). This year’s meeting will be a completely virtual meeting, conducted via live webcast. You will be able to attend the meeting online and vote your shares by visiting www.virtualshareholdermeeting.com/RMAX2017.

We are holding the meeting for the following purposes, which are described in more detail in the proxy statement:

1.    to elect three directors to our Board of Directors;

2.    to conduct an advisory vote on our executive compensation;

3.    to conduct an advisory vote on the frequency of future advisory votes on executive compensation;

4.    to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

5.    to re-approve the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended; and

6.    to transact any other business as may properly come before the meeting or before any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 23, 2017 will be entitled to attend or vote at the annual meeting.

We will take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials. This process substantially reduces the costs associated with printing and distributing proxy materials. To make it easy to vote, internet and telephone voting are available. The instructions for voting are on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, on the proxy card.

If you hold your shares through a bank, broker or other holder of record, please follow the voting instruction you received from the holder of record.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the virtual meeting.

Please feel free to contact our investor relations department at (303) 224-5458 or investorrelations@remax.com if you have any questions about voting or attending the meeting.

By Order of the Board of Directors

Adam Lindquist Scoville, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON May 24, 2017: The Company’s Proxy Statement and Annual

Report on Form 10-K for the fiscal year ended December 31, 2016 are also available at http://materials.proxyvote.com/75524W.

RE/MAX HOLDINGS, INC.

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2017

GENERAL INFORMATION

RE/MAX Holdings, Inc. (“RE/MAX Holdings”) is making this proxy statement available to its stockholders on or about April 12, 2017 in connection with the solicitation of proxies by the Board of Directors for the RE/MAX Holdings 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Wednesday May 24, 2017 at 10:00 a.m. (Mountain Time) as a virtual meeting, which you may join by visiting www.virtualshareholdermeeting.com/RMAX2017. As a stockholder of RE/MAX Holdings, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Further information about the meeting and how to attend is provided below.

RE/MAX Holdings is a holding company. Its only business is to act as the sole manager of RMCO, LLC, a Delaware limited liability company (“RMCO”). RE/MAX Holdings was formed in June 2013 and completed an initial public offering of its Class A common stock on October 7, 2013 (the “IPO”). RMCO has two primary operating subsidiaries: RE/MAX, LLC, a franchisor of real estate brokerage services and Motto Franchising, LLC, a franchisor of mortgage brokerage services that began offering franchises in 2016. Our Class A common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “RMAX.”

In this proxy statement, “we,” “our,” “us” and the “Company” refer collectively to RE/MAX Holdings, RMCO, and RMCO’s subsidiaries.

Below are answers to common questions stockholders may have about the Annual Meeting.

What are the Proxy Materials?

The “Proxy Materials” are this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2016 (the “Annual Report”). If you request printed versions of the Proxy Materials, you will also receive a proxy card.

Why are you holding a virtual meeting instead of an in-person meeting?

We believe that holding a virtual meeting will expand stockholder access to the meeting, improve communication, and reduce costs both for the Company and for stockholders who attend the meeting.

How do I attend the Annual Meeting?

This year’s meeting is a completely virtual meeting. You may participate in the meeting by vising the following website:

www.virtualshareholdermeeting.com/RMAX2017.

In order to attend, you will need to enter the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. You will be able to vote your shares electronically during the Annual Meeting. Even if you plan to attend, we encourage you to vote by proxy in advance of the Annual Meeting in case you are unable to attend.

Why did I receive a one-page notice instead of a full set of Proxy Materials?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a one-page notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like a printed copy of the Proxy Materials, please follow the instructions on the notice.

What items are scheduled to be voted on at the Annual Meeting?

There are five proposals to be voted on at the Annual Meeting:

1.    the election of three directors to our Board of Directors;

2.    voting on an advisory resolution on our executive compensation;

3.    voting, on an advisory basis, on the frequency of future advisory votes on executive compensation;

4.    the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

approval of the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan.

We may also transact any other business as may properly come before the Annual Meeting or before any adjournment or postponement thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

FOR each of the nominees to the Board of Directors (Proposal 1);

FOR the approval of the advisory resolution on executive compensation (Proposal 2);

That we conduct future advisory votes on executive compensation EVERY THREE YEARS (Proposal 3);

FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 4); and

FOR the approval of the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan (Proposal 5).

Could other matters be decided at the Annual Meeting?

Our bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our Board of Directors will have discretion to vote on those matters.

Who may vote at the meeting?

Holders of Class A common stock and holders of Class B common stock as of the close of business on March 23, 2017 (the “Record Date”) may vote at the Annual Meeting.

How many votes do I have?

Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class B common stock are entitled to two votes for each common unit in RMCO owned by such holder as of the Record Date, regardless of the number of Class B shares owned.

As of the Record Date, there were 17,683,429 shares of Class A common stock outstanding, which will each carry one vote and one share of Class B common stock outstanding, which will carry 25,119,200 votes.

What vote is required for each proposal?

For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.

The advisory vote on executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation, the ratification of the Company’s independent registered public accounting firm, the approval of the 2013 Omnibus

Incentive Plan, and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.

How are abstentions and broker non-votes counted?

Abstentions (shares present at the meeting or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence a quorum at the Annual Meeting but are not counted as votes cast.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are a stockholder of record.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do stockholders of record vote?

There are four ways for stockholders of record to vote:

•     Via the internet. You may vote via the internet by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.

•     By telephone. You may vote by phone by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.

•     By mail. If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided.

•     By electronically voting during the Annual Meeting. You may also vote your shares by attending the Annual Meeting (see “How do I attend the Annual Meeting?” above) and voting during the meeting.

How do beneficial owners of shares held in street name vote?

There are four ways for beneficial owners of shares held in street name to vote:

•     Via the internet. You may vote via the internet by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Internet Availability of Proxy Materials.

•     By telephone. You may vote by phone by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.

•     By mail. If you requested that Proxy Materials be mailed to you, you may vote by filling out the card you received from the organization holding your shares and returning it as instructed by that organization.

•     By electronically voting during the Annual Meeting. You may also vote your shares by attending the Annual Meeting (see “How do I attend the Annual Meeting?” above) and voting during the meeting.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s Corporate Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone, or by voting electronically during the Annual Meeting.

Street name stockholders who wish to change their votes should contact the organization that holds their shares.

If I hold shares in street name through a broker, can the broker vote my shares for me?

If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposal 4 (ratification of the Company’s independent registered public accounting firm) is a “routine” proposal. Proposal 1 (election of directors), Proposal 2 (advisory say-on-pay), Proposal 3 (advisory say-on-frequency), and Proposal 5 (2013 Omnibus Incentive Plan) are not considered “routine” proposals. If you hold shares in street name and do not vote on Proposals 1, 2, 3, and 5, your shares will be counted as “broker non-votes.”

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of our Board of Directors and officers and employees may solicit proxies by mail, telephone, fax, email, or in person. We will not pay directors, officers, or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

Where can I find voting results?

Final voting results from the Annual Meeting will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers, and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials to stockholders may have been sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our investor relations department at (303) 224-5458, investorrelations@remax.com or 5075 S. Syracuse St., Denver, CO 80237.

Whom should I contact if I have additional questions?

You can contact our investor relations department at (303) 224-5458, investorrelations@remax.com or 5075 S. Syracuse St., Denver, CO 80237. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect the three nominees named in this Proxy Statement as Class I directors. Each of the Class I directors elected at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Joseph DeSplinter, Roger Dow, and Ronald Harrison serve as Class I directors for terms expiring at the 2020 Annual Meeting of Stockholders.

The persons named as proxies will vote to elect Messrs. DeSplinter, Dow, and Harrison unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.

In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. We do not expect that any of the nominees will be unavailable or will decline to serve.

RECOMMENDATION OF THE BOARD: The Board of Directors recommends that you vote FOR each of the nominees for the Board of Directors in this Proposal 1.

CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of the date of this proxy statement.

Name	Age	Position
David L. Liniger	71	Chief Executive Officer, Chairman, and Co-Founder
Gail A. Liniger	71	Vice Chair and Co-Founder
Geoffrey D. Lewis	59	President
Karri R. Callahan	39	Chief Financial Officer
Adam M. Contos	45	Chief Operating Officer
Richard O. Covey	70	Lead Director
Kathleen J. Cunningham	70	Director
Joseph A. DeSplinter	63	Director
Roger J. Dow	70	Director
Ronald E. Harrison	81	Director
Daniel J. Predovich	69	Director
Christine M. Riordan	52	Director
Teresa S. Van De Bogart	61	Director

Executive Officers

David L. Liniger is our Chief Executive Officer, Chairman, and Co-Founder. He has been a director of RE/MAX Holdings since July 2013. He was a member of RMCO’s Board of Managers from April 2010 until our IPO in October 2013, at which time RMCO ceased to have a Board of Managers. Mr. Liniger has been Chairman of the Company’s Board of Directors or Board of Managers since 1974. He has served in a variety of leadership roles within the RE/MAX organization over the past 44 years, including Chief Executive Officer since December 31, 2014. Mr. Liniger is married to Gail Liniger, who serves as our Vice Chair and is a Co-Founder. Mr. Liniger was selected to our Board of Directors because of his role in founding our Company and his intimate knowledge of our Company and the real estate industry.

Gail A. Liniger is our Vice Chair and Co-Founder. She has been a director of RE/MAX Holdings since July 2013. She was a member of RMCO’s Board of Managers from April 2010 until our IPO in October 2013, at which time RMCO ceased to have a Board of Managers. Mrs. Liniger is married to David Liniger, who serves as our Chief Executive Officer, Chairman, and Co-Founder. Mrs. Liniger became a Vice President of RE/MAX in 1973, Executive Vice President in 1978 and President in 1979. In 1991, she was named Chief Executive Officer. Mrs. Liniger was selected to our Board of Directors because of her role in founding our Company with Mr. Liniger and her intimate knowledge of our Company and the real estate industry.

Geoffrey D. Lewis has served as our President since May 2015. Prior to becoming President, Mr. Lewis served as our Chief Legal and Compliance Officer. Mr. Lewis joined RE/MAX in 2004 as Senior Vice President, General Counsel, in 2005 became Senior Vice President, Chief Legal Officer and in 2013 became Executive Vice President, Chief Legal and Compliance Officer. Mr. Lewis was previously with the law firm of Jones Day. Subsequent to that, he was Vice President and General Counsel of American Health Properties, Inc., and Senior Vice President, Corporate Development and General Counsel for Hyster-Yale, Inc.

Karri R. Callahan is our Chief Financial Officer, a position she has held since March 31, 2016. From January 15, 2016 to March 31, 2016 she served as Co-Chief Financial Officer. Ms. Callahan joined RE/MAX in April 2013 as Senior Manager of SEC Reporting and was promoted to Vice President, Corporate Controller in June 2014. She served as the Company’s Acting Chief Accounting Officer from November 6, 2014 to January 26, 2015 and as Acting Chief Financial Officer from December 31, 2014 through January 26, 2015. These temporary appointments were the result of a leave of absence taken by our former chief financial officer due to a family emergency. Prior to joining RE/MAX, Ms. Callahan worked at Ernst & Young, LLP, most recently as Senior Manager, since 2008.

Adam M. Contos is our Chief Operating Officer, a position he has held since January 15, 2016. Mr. Contos has held a variety of leadership positions with RE/MAX since joining the Company in 2004. He served as Senior Vice President, Marketing from February 2015 through January 2016, as Vice President, Business Development, from February 2014 until February 2015, as Vice President, Region Development, from August 2013 through February 2014 and as Regional Vice President from 2005 through August 2013.

Our Board of Directors

Our Board of Directors currently consists of ten members. Our Board of Directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Board of Directors is committed to continuing director education. During 2016 all members attended a customized training session entitled Advanced Director Professionalism presented by the National Association of Corporate Directors. Below is biographical information about each nominee and each director, including other public company board memberships.

Nominees for Director With Terms That Will Expire in 2020 (Class I Directors):

Roger J. Dow was appointed to the Board of Directors of RE/MAX Holdings in July 2013 and serves as Chair of the Compensation Committee. He has served as a member of the Company’s Board of Directors or Board of Managers since 2005. Since January 1, 2005, he has been the President and Chief Executive Officer of the U.S. Travel Association. He previously served in various roles at Marriott International, including as Senior Vice President, Global Sales. He is currently a director of Forbes Travel Guide. Mr. Dow was selected to our Board of Directors because of his particular knowledge of and experience in strategic planning and leadership of complex organizations.

Ronald E. Harrison was appointed to the Board of Directors of RE/MAX Holdings in July 2013 and has served on the Company’s Board of Directors or Board of Managers since 2005. Since 2004, Mr. Harrison has been Chief Executive Officer and Managing Director of Harrison & Associates LLC. Prior to that, he served in various roles over his 40 years with PepsiCo, Inc., including as Senior Vice President, External Relations, and Special Assistant to the Chairman until April 2004. Mr. Harrison is currently the Chair Emeritus of the Diversity Institute of the International Franchise Association’s Education Foundation. He served as the International Franchise Association’s Chairman in 1999. He has also served on the Board of Trustees of the College of New Rochelle and on the Advisory Board of the University of New Hampshire’s Rosenberg Center for International Franchising. He was selected to our Board of Directors because of his vast experience in leadership roles of complex organizations and knowledge in strategic planning.

Joseph A. DeSplinter was appointed to the Board of Directors of RE/MAX Holdings in February 2016. Mr. DeSplinter was a partner with Ernst & Young for nearly 30 years prior to his retirement in 2014. In that role, he served clients in many industries, particularly real estate, financial services, banking, and technology. Mr. DeSplinter served as the office managing partner for the Phoenix and Denver offices for ten years, which included fulfilling a number of regional roles, such as market strategy development.  Mr. DeSplinter led the firm’s U.S. private equity professional practice group for five years, which also entailed serving on its U.S. professional practice committee.  He also led the firm’s America’s assurance implementation and enablement group for three years, focused on the rollout of the latest technological changes to the assurance group. As a result of these various roles, he has worked in a number of countries and has significant international experience.  Mr. DeSplinter has served as a member of the Board of Directors and Chairman of the Audit Committee of Adolfson & Peterson Construction Company since June 2015, and the Board of Directors and member of the audit committee of the Catholic Foundation of Northern Colorado since September, 2015. Mr. DeSplinter was selected to our Board because of his strong financial background and vast experience advising public companies.

Directors Whose Terms Will Expire in 2018 (Class II Directors):

Kathleen J. Cunningham was appointed to the Board of Directors of RE/MAX Holdings in July 2013 and serves as Chair of the Audit Committee. She was a member of RMCO’s Board of Managers from February 2013 until our IPO in October 2013, at which time RMCO ceased to have a Board of Managers. Ms. Cunningham has been retired since 2009. From October 2005 to May 2009, she was Chief Financial Officer of Novatix Corporation. She was previously Chief Financial Officer at Webroot Software and US WEST Information Systems. She has been a board member of Q Advisors, LLC since 2003. Previously, she served on the boards of Chileno Bay LLC from December 2011 to October 2013, The Assist Group from June 2011 to March 2013 and Novatix Corporation from 2005 to 2009. Ms. Cunningham has served on a total of four public company boards and is a Board Leadership Fellow of the National Association of Corporate Directors. Ms. Cunningham was selected to our Board of Directors because of her particular knowledge of and experience in finance, capital structure, and board governance practices of other major organizations.

Gail A. Liniger is our Vice Chair and Co-Founder. Further information about Mrs. Liniger can be found above under “—Executive Officers.”

Christine M. Riordan, Ph.D. was appointed to the Board of Directors of RE/MAX Holdings in January 2015 and is Chair of the Nominating and Corporate Governance Committee. Dr. Riordan is President of Adelphi University in New York, a nationally ranked doctoral research university. Dr. Riordan is an internationally recognized expert in leadership, strategy, team performance, and diversity and inclusion. She consults regularly with corporations and is a frequent speaker on leadership and overcoming challenges, including her TEDx talk, “Dare to Be Extraordinary”. She has been interviewed and written articles for media such as: Financial Times, Harvard Business Review, Forbes, USA Today, U.S. News & World Report, The New York Times, International Herald Tribune, Huffington Post, MSNBC, CNN, CNBC, Wall Street Journal MarketWatch, CareerBuilder, and Psychology Today.  For her leadership in New York, Dr. Riordan has recently been recognized by the Long Island Business News as a Top CEO, and by Family and Children's Association as a 2015 Woman of Distinction, by the Long Island Press as Long Island’s Best College President and she has been named to the Long Island Press 2016 Power List.  She also currently serves on the board of directors of the Long Island Association (LIA), a leading business organization on Long Island and the Long Island Regional Advisory Council on Higher Education (LIRACHE).  Dr. Riordan was elected to the RE/MAX board because of her depth of experience as a senior executive and CEO, broad business background, experience with boards, and expertise in leadership and strategy.

Directors Whose Terms Will Expire in 2019 (Class III Directors):

Richard O. Covey is our Lead Director. He was appointed to the Board of Directors of RE/MAX Holdings in July 2013 and has served on the Company’s Board of Directors or Board of Managers since 2005. Mr. Covey is a retired U.S. Air Force officer and former NASA astronaut. Between 1994 and 2010, he was an aerospace industry executive and served as President, Boeing Service Company, as well as President and Chief Executive Officer of United Space Alliance, LLC. He retired from United Space Alliance in 2010.  He has been a director of the Astronaut Scholarship Foundation since May 2013 and served on its Executive Committee until 2016. Mr. Covey was selected to our Board of Directors because of his corporate leadership and executive management experience.

David L. Liniger is our Chief Executive Officer, Chairman, and Co-Founder. Further information about Mr. Liniger can be found above under “—Executive Officers.”

Daniel J. Predovich was appointed to the Board of Directors of RE/MAX Holdings in July 2013 and has served as a member of the Company’s Board of Directors or Board of Managers since 2005. Mr. Predovich is a Certified Public Accountant, a Certified Fraud Examiner, Certified in Financial Forensics, and a Certified Information Technology Professional. Since 1986, he has been the President of Predovich & Company. He previously served as president and as a member of the Board of Governors, Colorado chapter of the Association of Certified Fraud Examiners. He was selected to our Board of Directors because of his extensive experience and knowledge in accounting and financial matters.

Teresa S. Van De Bogart was elected to the Board of Directors in May 2016. Van De Bogart currently serves as Vice President – Global IT Solution Delivery for Molson Coors Brewing Company, a position she has held for over four years. She has been an IT vice president for over ten years in other IT roles. She previously served in various other roles at Coors Brewing Company including procurement, finance and accounting. Ms. Van De Bogart was selected to our Board because of her information technology background, including security trends and risk assessment matrix, and experience as a senior leader in a public company.

Controlled Company Status

RIHI, Inc. (“RIHI”) controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the corporate governance standards of the NYSE. As a controlled company, exemptions from the NYSE standards mean that we are not required to comply with certain corporate governance requirements, including the requirements that:

•     a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the NYSE;

•     we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•     we have a Compensation Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Nonetheless, we currently comply with the above corporate governance requirements regarding a majority of independent directors on our Board of Directors and our Nominating and Corporate Governance Committee and Compensation Committee consisting entirely of independent directors.  Despite the availability of such exemptions, we have elected to comply with requirements applicable to non-controlled companies. These exemptions do not modify the independence requirements for our Audit Committee and we comply with the applicable requirements of the Sarbanes-Oxley Act and rules with respect to our Audit Committee.

Director Independence

The Board of Directors has reviewed its composition, the composition of its committees, and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that each of Richard Covey, Kathleen Cunningham, Joseph DeSplinter, Roger Dow, Ronald Harrison, Christine Riordan, and Teresa Van De Bogart is an “independent director” under applicable NYSE standards and that each such director has no relationships with the Company that would interfere with such director’s exercise of independent judgment in carrying out his or her responsibilities as a director of the Company.

Board of Directors Leadership Structure

The Board believes it is important to retain the flexibility to determine whether it is in the best interest of the Company and its stockholders to have the same person serve as both Chief Executive Officer and Chairman or whether the roles should be separated based on the circumstances at any given time. Mr. Liniger currently serves as both Chief Executive Officer and Chairman. The Board has determined that having Mr. Liniger serve in both of these roles provides for clear leadership on Company strategy and operations. The Board periodically reviews its leadership structure and may make changes in the future. The Board has appointed Richard Covey as Lead Director. In that capacity, Mr. Covey presides over meetings of the independent directors and acts as a conduit between independent directors and Company management.

Board of Directors Role in Risk Oversight

Risk management is primarily the responsibility of the Company’s management. However, the Board believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting, and the Company’s compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance programs, including the code of ethics and business conduct. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Board and Committee Meetings; Annual Meeting Attendance

During 2016, our Board held ten meetings. The Board’s committees held the following number of meetings: Audit Committee, five; Compensation Committee, three; Nominating and Corporate Governance Committee, five. During 2016, each director attended at least 75% of the total number of meetings of the Board and committees on which he or she serves. The Board meets from time to time in executive sessions of non-management directors. Mr. Covey, the Lead Director, presides over such meetings.

We have no formal policy with respect to director attendance at annual meetings of stockholders; however, we encourage all directors to attend annual meetings of stockholders. All of our directors and director nominees attended the 2016 annual meeting of stockholders.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which have the composition and responsibilities described below.

Audit Committee

The Audit Committee is responsible for, among other matters: (i) appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm; (ii) discussing with our independent registered public accounting firm the independence of its members from our management; (iii) reviewing with our independent registered public accounting firm the scope and results of their audit; (iv) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (vi) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements; (vii) establishing procedures for the confidential and/or anonymous submission and review of concerns regarding questionable accounting, internal controls, auditing matters, or anything else that appears to involve financial or other wrongdoing; and (viii) reviewing and approving related party transactions.

Our Audit Committee currently consists of Kathleen Cunningham (Chair), Joseph DeSplinter, Ronald Harrison, and Teresa Van De Bogart. Our Board of Directors has affirmatively determined that each of the Audit Committee members meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and NYSE rules.

Our Board of Directors has determined that each of Kathleen Cunningham and Joseph DeSplinter qualifies as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our investor relations website, accessible through our principal corporate website at www.remax.com. The content of our web site is not incorporated in this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans, and programs; (ii) reviewing and approving the compensation of our directors and executive officers; (iii) oversight of compensation of other officers; (iv) administering the Company’s equity compensation program; (v) reviewing and approving employment agreements and other similar arrangements between us and our officers; and (vi) appointing and overseeing any compensation consultants.

The Compensation Committee currently consists of Roger Dow (Chair), Richard Covey, and Christine Riordan. Since May 2016, our Compensation Committee has been entirely independent. Even though we qualify as a controlled company, we no longer rely upon the exemption available to controlled companies from the requirement that we have a Compensation Committee composed entirely of independent directors. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our investor relations website, accessible through our principal corporate website at www.remax.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (i) identifying and evaluating potential candidates for Board membership and making recommendations to the Board regarding qualified individuals to become members of our Board of Directors; (ii) overseeing the organization of our Board of Directors to discharge the Board’s duties and responsibilities properly and efficiently; and (iii) developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

The Nominating and Corporate Governance Committee currently consists of Christine Riordan (Chair), Kathleen Cunningham, and Ronald Harrison. The Nominating and Corporate Governance Committee has been fully independent since May 2016. Even though we qualify as a controlled company, we no longer rely upon the exemption available to controlled companies from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our investor relations website, accessible through our principal corporate website at www.remax.com.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates and making recommendations to the Board of Directors with respect to candidates to be nominated to serve as directors. The Nominating and Corporate Governance Committee has no specific or minimum qualifications for nominees, other than those necessary to meet specific requirements under SEC rules or NYSE standards. Among the qualifications the Nominating and Corporate Governance Committee may consider are personal and professional integrity; exceptional ability and judgment; broad experience in business, finance, or administration; familiarity with the real estate or franchising industries; ability to serve the long-term interest of our stockholders; sufficient time to devote to the Board duties; and ability to provide continuing service and promote stability. The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity; however, the Board believes that it is important that the Board be comprised of directors with diverse backgrounds, viewpoints, and experiences.

The Nominating and Corporate Governance Committee welcomes the Company’s stockholders to nominate candidates for Board membership. The committee will consider any such nominee in the same manner in which it evaluates other potential nominees, so long as the recommendation is submitted in accordance with the Company’s bylaws and the committee’s charter. A summary of these requirements is set forth below.

The nomination should contain the following information with respect to the nominee:

•     the candidate’s name, age, business address, and home address;

•     the candidate’s biographical information, including educational information, principal occupation or employment, past work experience (including all positions held within the past five years), personal references, and service on boards of directors or other positions the candidate currently holds or has held during the past three years;

•     the class and number of shares of the Company the candidate beneficially owns;

•     any potential conflicts of interest that may prevent or otherwise limit the candidate from serving as an effective Board member; and

•     any other pertinent information about the candidate and his or her qualifications.

Further, nominations should contain the following information about the stockholder making the recommendation:

•     the name and record address of the stockholder; and

•     the class and number of shares of the Company beneficially owned by the stockholder and the period of time the shares have been held.

Stockholder nominations should be submitted to the Company’s Corporate Secretary at the Company’s headquarters. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information set forth above and other information reasonably requested by the Company within the timeframe set forth in Exchange Act Rule 14a-8. Further information about this timeframe can be found below under “Information Regarding Stockholder Proposals.”

Communication with the Board of Directors

Any stockholder or other interested party who would like to communicate with the Board of Directors, the Chairman, the Lead Director, the independent directors as a group, or any specific member or members of the Board of Directors should send such communications to the attention of our Corporate Secretary at 5075 S. Syracuse St., Denver, CO 80237. Communications should contain instructions on which member or members of the Board the communication is intended for. In general, such communication will be forwarded to the intended recipients. However, the Corporate Secretary may, in his discretion, decline to forward any communications that are abusive, threatening, or otherwise inappropriate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors.

Code of Business Conduct and Code of Ethics

We have adopted a code of ethics and business conduct applicable to all employees and a supplemental code of ethics applicable to our principal executive, financial, and accounting officers and all persons performing similar functions. A copy of each code is available on our investor relations website, accessible through our principal corporate website at www.remax.com. We expect that any amendments to either code, or any waivers of their requirements, that apply to our directors or executive officers will be disclosed to the extent required by applicable law or NYSE listing requirements.

Corporate Governance Guidelines

We have adopted corporate governance guidelines that provide a framework for corporate governance. The corporate governance guidelines address, among other matters, selection of directors, director responsibility, director access to management, director compensation, information about the Board and its committees, director orientation and continuing education, management succession, and evaluation of the Board. The corporate governance guidelines are available on our investor relations website, accessible through our principal corporate website at www.remax.com.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on the compensation of our Named Executive Officers (as defined below) described in this proxy statement. This is commonly referred to as a “say-on-pay” vote. We encourage stockholders to read the Compensation Discussion and Analysis section included in this proxy statement, which describes the philosophy, structure, and goals of our executive compensation program. We also encourage stockholders to review the information set forth in the Compensation Tables section included in this proxy statement, which sets forth detailed information about the compensation of our Named Executive Officers. In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

The vote on the above resolution is not binding on the Company, the Board of Directors, or the Compensation Committee. Nonetheless, the Board of Directors and Compensation Committee will review and consider the voting results in making decisions regarding executive compensation. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

RECOMMENDATION OF THE BOARD: The Board of Directors recommends that you vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are requesting that stockholders vote, on an advisory basis, on whether future advisory votes on executive compensation should occur every year, every two years, or every three years. After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation every three years is appropriate for the Company at this time. Our compensation programs are generally structured around a calendar year and the advisory vote on executive compensation does not take place until well into each calendar year. A triennial vote will give the Company adequate time to consider the results of the say-on-pay vote and implement any changes the Company determines appropriate prior to the next say-on-pay vote.

The vote on the frequency of future advisory votes on executive compensation is non-binding and, notwithstanding the Board of Director’s recommendation for stockholders to vote for triennial advisory votes on executive compensation, the Board of Directors may in the future decide to conduct such on a different frequency.

RECOMMENDATION OF THE BOARD: The Board of Directors recommends that you vote to conduct future advisory votes on executive compensation EVERY THREE YEARS.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

In this Compensation Discussion and Analysis, we provide information on how we compensate our Named Executive Officers. During the fiscal year ended December 31, 2016, five individuals were designated by our Board of Directors as executive officers. Those five individuals, named below and in the Summary Compensation Table, are referred to as our “Named Executive Officers” for the fiscal year ended December 31, 2016.

•     David L. Liniger, Chief Executive Officer, Chairman and Co-Founder;

•     Geoffrey D. Lewis, President;

•     Karri R. Callahan, Chief Financial Officer;

•     Adam M. Contos, Chief Operating Officer; and

•     David M. Metzger, Chief Financial Officer and Chief Operating Officer until January 15, 2016, then co-Chief Financial Officer from January 15, 2016 until he left the company on March 31, 2016.

Overview of our Executive Compensation Program

The RE/MAX compensation philosophy for officers, including Named Executive Officers, drives all aspects of officer compensation including our base pay guidelines, bonus structure, and grants of long-term equity-based compensation awards.  The philosophy of our executive compensation program is that executive compensation should aim to align the goals of management with the interests of the Company and its stockholders, balance rewards for both short-term performance and longer-term value creation, incentivize and reward high performance without encouraging imprudent risk taking, and attract and retain talented leaders.

Role of the Compensation Committee

The Compensation Committee is responsible for determining the compensation of the Chief Executive Officer and other executive officers and is responsible for oversight of the compensation of other officers and employees. The Compensation Committee is also responsible for administering the Company’s equity compensation program. Prior to May 2016, the Compensation Committee delegated authority to make equity grants to a sub-committee comprised only of independent directors when granting equity to officers and Directors of the Company that are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1933, as amended.  Since May 2016, only independent directors have served on the Compensation Committee.  As a result, there is no longer a need to delegate such authority to a sub-committee.

Role of the Chief Executive Officer

Our Chief Executive Officer, using information from the Human Resources department and the compensation consultants discussed below, makes recommendations to the Compensation Committee regarding the amount and form of compensation for Named Executive Officers other than himself. His recommendation for each officer is based on his evaluation of Company performance and individual performance, relative to goals that the Board and Company management have set.

Role of Compensation Consultants

The Compensation Committee, pursuant to its charter, has the authority to engage advisers to assist the committee in carrying out its duties. The Compensation Committee has previously engaged Compensia, Inc. (“Compensia”) and is currently working with Haigh and Company, both of which are independent, to provide compensation data on other companies and recommendations on executive compensation, including bonuses and equity grants. Compensia has also provided data and recommendations regarding director compensation.

Company management, with input from Compensia and under the direction of the Compensation Committee, developed a peer group in 2014 that was used through 2016. In 2016, the Company, working with its new compensation consultant, Haigh and Company, developed a new peer group which the Company has used for compensation starting with the current fiscal year. Haigh and Company has also provided information from a proprietary survey of salary data and other sources.

The 2014 peer group was used for reviewing compensation data and assisting in determining compensation for Named Executive Officers and other Company officers through the year ended December 31, 2016. Since then, 2014 peer group data has been supplemented with the 2016 peer group data to be used for compensation decisions beginning with the current fiscal year. The compensation consultants provided information about the peer companies, which was supplemented by proprietary salary survey data from Haigh and Company for the 2016 peer group. The Compensation Committee used such information in determining all elements of Named Executive Officer compensation. The Company, however, did not target specific positioning relative to these peers.

The 2014 peer group contained the following companies:

•     Carrols Restaurant Group, Inc.;

•     Einstein Noah Restaurant Group, Inc.;

•     G&K Services Inc.;

•     Heidrick & Struggles International Incorporated;

•     Intrawest Resorts Holdings, Inc.;

•     Kforce Inc.;

•     Krispy Kreme Doughnuts, Inc.;

•     Morgans Hotel Group;

•     Natural Grocers by Vitamin Cottage, Inc.;

•     Noodles & Company;

•     Popeyes Louisiana Kitchen, Inc.;

•     Potbelly Corporation;

•     Red Robin Gourmet Burgers, Inc.;

•     Regis Corporation;

•     Ruth’s Hospitality Group, Inc.;

•     Sykes Enterprises, Incorporated; and

•     Town Sports International Holdings, Inc.

In selecting the above peer group, the Company and Compensia sought public companies with similar revenue or market capitalization, many of which were franchisors or other companies with distributed operations, with a preference for companies headquartered in the mountain west.

The 2016 peer group contained the following companies:

•     Realogy Holding Corp.;

•     Dunkin Brands Group, Inc.;

•     Domino’s Pizza Inc.;

•     Yum! Brands Inc.;

•     Choice Hotels International Inc.;

•     Marriott International Inc.;

•     CBRE Group Inc.; and

•     Jones Lang LaSalle Inc.

The above peer group is comprised of franchisors and real-estate related companies. In addition to the above companies, Haigh and Company has provided information from a proprietary database of companies with revenue similar to ours.

Emerging Growth Company Status

The Company qualified as an emerging growth company under the Jumpstart Our Business Startups (JOBS) Act until December 31, 2016. As such, the Company was exempt from the requirement to hold an advisory vote on executive compensation prior to this year. The Company will hold its first such vote at the 2017 Annual Meeting. The Company’s stockholders will also vote for the first time on the frequency of future advisory votes on executive compensation.

Elements of Executive Compensation

The compensation of our Named Executive Officers consists primarily of base salary, cash bonus, and long-term equity incentive compensation.

Base Salary

Base salary provides a fixed amount of cash compensation. The Company aims to pay base salary that will attract and retain quality officers who will drive the Company’s success. Our philosophy is to pay experienced, seasoned officers near the midpoint of the established base salary range for that position, based on data from its compensation consultants. Base salary for each of the Named Executive Officers, other than the Chief Executive Officer (who has elected not to receive salary, bonus, or equity compensation), is determined by the Compensation Committee taking into account the recommendation of the Chief Executive Officer, market data provided by the Company’s compensation consultants on base salary paid to similar officers at other companies, and each officer’s performance, in order to determine a base salary level that is competitive and commensurate with the performance, duties, and experience of each Named Executive Officer. The Chief Executive Officer and Compensation Committee evaluate base salary for Named Executive Officers annually.

Cash Bonus

Our philosophy is to motivate and reward Named Executive Officers for meeting and exceeding personal and corporate objectives through the use of an annual cash bonus. We design our cash bonuses so that, at the target bonus level, approximately one third of each Named Executive Officer’s total cash compensation for the year (i.e., such individual’s base salary plus cash bonus) would be comprised of a cash bonus that depends on individual and Company performance over the prior year. In 2016, pursuant to the 2016 RE/MAX Performance Evaluation and Incentive Plan (the “2016 Bonus Plan”), each of our Named Executive Officers, other than Mr. Liniger, was eligible for a bonus based on a percentage of such officer’s base salary.

Cash bonus award amounts under the 2016 Bonus Plan are based on both Company and individual performance. The calculation is a two-step process. First each officer’s maximum bonus pursuant to the 2016 Bonus Plan is calculated based on Company performance. That amount is then multiplied by an individual performance score, expressed as a percentage, to determine the final bonus figure. The effect of this two-step process is that bonuses under the 2016 Bonus Plan are contingent on Company performance: if Company performance is below the threshold level, no bonus is paid pursuant to the 2016 Bonus Plan, regardless of individual performance.

For Company performance, the Compensation Committee established a measurement called Bonus Adjusted EBITDA, which is the Company’s budgeted Adjusted EBITDA, excluding bonus expense.1  This metric was chosen because we believe it reflects the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. The Compensation Committee sets levels for the threshold bonus, target bonus, and maximum bonus for each officer, based on Bonus Adjusted EBITDA amounts. For Named Executive Officers, the Compensation Committee set threshold bonus under the 2016 Bonus Plan at 25% of base salary, target bonus at 50% of base salary, and maximum bonus at 75% of base salary. This amount determined by Company performance is then multiplied by the individual performance percentage score to determine the total bonus amount. For individual performance, the Chief Executive Officer, working with our Human Resources department, prepares an incentive plan for each Named Executive Officer. The Compensation Committee then reviews and revises these plans as it deems appropriate, before approving them. Following the end of the year, the Compensation Committee evaluates the officer’s performance against such incentive plan to determine the individual performance score used in making the bonus determination. Individual performance measures and results for each Named Executive Officer are discussed below.

1  See the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on February 24, 2017, for the definition of Adjusted EBITDA. A table presenting a reconciliation of net income (the most directly comparable GAAP financial measure) to Adjusted EBITDA is included in the Company’s Annual Report on Form 10-K.

In addition to the plan-based bonus, the Compensation Committee has discretion to pay out additional bonuses based on special projects or other exceptional circumstances. Cash bonuses (whether or not plan-based) are paid annually, based on the prior year’s performance. Following the end of the year, the Chief Executive Officer and Compensation Committee review each Named Executive Officer’s performance to determine the amount of such bonus, if any, to be paid.

Long Term Equity Incentive Compensation

Starting at the time of the Company’s IPO in 2013, the Compensation Committee has granted Named Executive Officers and other Company officers equity awards. The primary purposes of these awards are to incentivize long-term value creation by aligning each officer’s interests with those of stockholders, to reward strong performers, and to retain key personnel through long-term vesting.

The Board of Directors, as part of its annual budget process, determines the aggregate budget for all equity awards. The Chief Executive Officer, working with Company management, recommends an individual award for each recipient, including Named Executive Officers. The Compensation Committee reviews this recommendation and grants equity awards. Generally, the Compensation Committee grants equity awards annually in its first regularly scheduled meeting of the year. However, on occasion the Compensation Committee may grant additional awards, for example, in connection with promotions.

Through 2016, long-term equity awards were generally restricted stock units that vested equally over a three-year period. Beginning in 2017, the Compensation Committee has shifted the focus of the long-term incentive program in order to further incentivize performance and to more effectively align the interests of the Named Executive Officers with stockholders. In order to accomplish this, the restricted stock unit grants approved by the Compensation Committee in February 2017 included performance-based vesting criteria in addition to time-based vesting criteria. For the Named Executive Officers, 60 percent of the award has performance-based vesting and 40 percent of the award has time-based vesting. The number of restricted stock units that vest for each Named Executive Officer are based on two Company metrics: (a) revenue and (b) total stockholder return relative to the S&P SmallCap 600 index. The Compensation Committee will continue to evaluate the vesting criteria for long-term equity awards; however, the Compensation Committee expects that future long-term awards for Named Executive Officers will continue to include performance-based vesting criteria.

Perquisites and Other Benefits

The Company offers a comprehensive benefit package to all full-time employees designed to attract and retain talented employees at all levels. Except for the educational benefits for Mr. Contos described below, the Company’s benefits for Named Executive Officers are substantially the same as those provided to other officers and employees.

David L. Liniger, Chief Executive Officer, Chairman and Co-Founder

Since our IPO in October 2013, David Liniger, Chief Executive Officer, Chairman and Co-Founder, has not received compensation for his service to the Company either as an officer or director. Mr. Liniger continues to receive substantially the same benefits, including health insurance, as other Company employees. Although Mr. Liniger is not compensated for his services, the Board reviews Mr. Liniger’s performance regularly. Therefore, the Compensation Committee sets annual performance goals for Mr. Liniger and evaluates his performance in much the same way as for other Named Executive Officers.

Geoffrey D. Lewis, President

2016 President Pay Mix

Base Salary

Mr. Lewis is our President, a position he has held since May 2015. His annual base salary since he became President through the end of 2016 was $500,000.

Cash Bonus

The cash bonus pursuant to the 2016 Bonus Plan is based on Company and individual performance measures. The amount calculated based on Company performance was multiplied by an individual performance score to determine Mr. Lewis’s final bonus pursuant to the 2016 Bonus Plan of $184,803.

Mr. Lewis’s individual performance score was determined based on a qualitative evaluation of performance drivers (weighted 50%) and individual goals (weighted 50%). Performance drivers include technical expertise, customer focus, decision quality, communication, overall work quality, and strategy development and execution. Mr. Lewis’s individual goals included metrics related to franchise sales, agent gain, renewals, and collections. His goals also included participating in the launch of the Motto Mortgage brand, expanding his role as a spokesperson for the Company, implementing training programs, and managing and improving the departments he oversees.

Equity Grants

In February 2016, the Compensation Committee granted Mr. Lewis 7,535 restricted stock units, with a grant date fair value of $250,011. The grant is scheduled to vest in equal installments on March 1, 2017, 2018, and 2019, subject to Mr. Lewis’s continued service through each vesting date.

Other

Other compensation for Mr. Lewis consisted of our standard 401(k) match and dividend equivalents paid in cash upon vesting of restricted stock units.

Karri R. Callahan, Chief Financial Officer

2016 Chief Financial Officer Pay Mix

Base Salary

Ms. Callahan served as Co-Chief Financial Officer from January 15, 2016 through March 31, 2016 and began serving as Chief Financial Officer on April 1, 2016. Her annualized base salary since she began serving as Co-Chief Financial Officer through the end of 2016 was $300,000.

Cash Bonus

The cash bonus pursuant to the 2016 Bonus Plan is based on Company and individual performance measures. The amount calculated based on Company performance was multiplied by an individual performance score to determine Ms. Callahan’s final bonus pursuant to the 2016 Bonus Plan of $158,402.

The individual score was determined based on a qualitative evaluation of performance drivers (weighted 50%) and individual goals (weighted 50%). Performance drivers include technical expertise, customer focus, decision quality, communication, overall work quality, and strategy development and execution. Ms. Callahan’s individual goals included timely and accurate periodic reporting, developing succession plans for the finance department, including development plans for high potential leaders, representing the Company to investors and to the public, overseeing the Company’s internal controls over financial reporting, and taking a lead negotiating role in any acquisitions.

The Compensation Committee also decided to award Ms. Callahan an additional discretionary bonus of $70,000 based on her exceptional leadership during and significant contributions to the Company’s completion of seven acquisitions during 2016: six independent RE/MAX regions (Alaska, New York, New Jersey, Georgia, Kentucky/Tennessee, and Southern Ohio) and Full House Mortgage Connection, Inc., which had created a concept for franchising mortgage brokerages, certain assets of which the Company used in the launch of its Motto mortgage brokerage franchising business.

Equity Grants

In February 2016, the Compensation Committee granted Ms. Callahan 6,028 restricted stock units, with a grant date fair value of $200,009. The grant is scheduled to vest in equal installments on March 1, 2017, 2018, and 2019, subject to Ms. Callahan’s continued service through each vesting date.

Other

Other compensation for Ms. Callahan consisted of our standard 401(k) match, dividend equivalents paid in cash upon vesting of restricted stock units, and a one-time cash payment of accrued paid time off made upon Ms. Callahan’s promotion to Chief Financial Officer, a position that does not accrue paid time off.

Adam M. Contos, Chief Operating Officer

2016 Chief Operating Officer Pay Mix

Base Salary

Mr. Contos has served as Chief Operating Officer since January 15, 2016. His annualized base salary since he began serving in that position through the end of 2016 was $320,000.

Cash Bonus

The cash bonus pursuant to the 2016 Bonus Plan is based on Company and individual performance measures. The amount calculated based on Company performance was multiplied by an individual performance score to determine Mr. Contos’s final bonus pursuant to the 2016 Bonus Plan of $168,962.

The individual score was determined based on a qualitative evaluation of performance drivers (weighted 50%) and individual goals (weighted 50%). Performance drivers include technical expertise, customer focus, decision quality, communication, overall work quality, and strategy development and execution. Mr. Contos’s individual goals included overseeing the improvement of the information technology strategy, overseeing marketing strategy, building relationship with major stockholders, providing leadership and assistance with brand expansion strategies, and creating succession plans for the departments he oversees.

Equity Grants

In February 2016, the Compensation Committee granted Mr. Contos 7,535 restricted stock units, with a grant date fair value of $250,011. The grant is scheduled to vest in equal installments on March 1, 2017, 2018, and 2019, subject to Mr. Contos’s continued service through each vesting date.

Education Benefits

The Company paid tuition and other related expenses for Mr. Contos to obtain an Executive Masters of Business Administration degree from the Daniels College of Business at the University of Denver.

Other

Other compensation for Mr. Contos consisted of our standard 401(k) match, dividend equivalents paid in cash upon vesting of restricted stock units, and a one-time cash payment of accrued paid time off made upon Mr. Contos’s promotion to Chief Operating Officer, a position that does not accrue paid time off.

David Metzger, Former Chief Financial Officer

Mr. Metzger decided to leave the Company in January of 2016. From January 15, 2016 through March 31, 2016, Mr. Metzger and Ms. Callahan served as Co-Chief Financial Officers. Mr. Metzger’s annualized base salary during that time was $575,000. Upon his departure, he received the benefits described below under “Employment Agreements and Separation Agreement.” Mr. Metzger did not receive a bonus with respect to his 2016 performance and did not receive any equity grants in 2016.

Other Compensation Policies

Stock Ownership Guidelines

Ownership of RE/MAX Holdings stock helps align the interests of our directors and executive officers with those of stockholders. To encourage stock ownership our Board of Directors has adopted stock ownership guidelines applicable to directors, all Named Executive Officers and certain other members of senior management. The stock ownership guidelines provide a minimum share ownership level for directors and certain officers based on a multiple of base salary or cash retainer. Unvested time-based restricted stock units count toward the threshold. The multiples are as follows: Chief Executive Officer: five times base salary; President, Chief Financial Officer, and Chief Operating Officer: two times base salary; other officers subject to the guidelines: one times base salary; non-employee directors: three times base cash retainer. If an officer or director is below the guidelines’ applicable threshold, he or she may not sell more than one half of the after-tax portion of equity awards (other than those that were vested at the time of our IPO).

Transactions Involving Company Stock

Our insider trading policy prohibits all officers, employees, and directors from engaging in any of the following activities without the prior written consent of the Board of Directors or the Chief Compliance Officer: pledging Company stock, entering into hedging transactions involving Company stock, short sales of Company stock, and trading in derivative securities related to Company stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Compensation Committee

Roger J. Dow, Chair

Richard O. Covey

Christine M. Riordan

COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our Named Executive Officers during fiscal years 2016 and 2015.

							Non-Equity
					Stock		Incentive Plan		All Other
		Salary		Bonus	Awards		Compensation		Compensation
Name and Principal Position	Fiscal Year	($)		($)	($)		($)		($)		Total ($)
David L. Liniger	2016	—	(1)	—	—		—		—		—
Chief Executive Officer, Chairman,	2015	—		—	—		—		—		—
and Co-Founder	2014	—		—	—		—		—		—
Geoffrey D. Lewis	2016	500,000		—	250,011	(2)	184,803	(3)	23,999	(4)	958,813
President	2015	489,083		—	350,051		319,700		17,114		1,175,948
	2014	473,800		—	—		71,000		13,489		558,289
Karri R. Callahan, Chief Financial Officer	2016	295,519		70,000	200,009	(2)	158,402	(3)	33,996	(5)	757,926
Adam M. Contos, Chief Operating Officer	2016	317,666		—	250,011	(2)	168,962	(3)	103,188	(6)	839,827
David M. Metzger	2016	143,750		—	421,514	(7)	—		613,982	(8)	1,179,246
Former Chief Financial Officer	2015	575,000		60,000	270,016		367,655		20,523		1,293,194
	2014	575,000		—	—		172,500		13,299		760,799

(1)   We discontinued paying a salary to Mr. Liniger at the time of our IPO in October 2013.

(2)   Reflects the grant date fair value of restricted stock units granted to each Named Executive Officer, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to our audited consolidated financial statements in our Annual Report.

(3)   Reflects the cash awards that our Named Executive Officers received under the 2016 Bonus Plan for fiscal 2016 performance. The 2016 Bonus Plan was a cash based incentive compensation program adopted pursuant to the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan. Further details of the 2016 Bonus Plan are discussed above in the Compensation Discussion and Analysis.

(4)   Reflects matching contributions made under our 401(k) plan and dividend equivalents paid in cash upon settlement of restricted stock units.

(5)   Reflects matching contributions made under our 401(k) plan and dividend equivalents paid in cash upon settlement of restricted stock units. Also includes a one-time payment of $22,788 for accrued paid time off paid upon Ms. Callahan’s promotion to Chief Financial Officer, a position that does not accrue paid time off.

(6)   Reflects matching contributions made under our 401(k) plan, dividend equivalents paid in cash upon settlement of restricted stock units, and educational benefits of $59,470. Also includes a one-time payment of $31,999 for accrued paid time off paid upon Mr. Contos’s promotion to Chief Operating Officer, a position that does not accrue paid time off.

(7)   Reflects the additional incremental fair value of restricted stock units due to accelerated vesting pursuant to the Separation Agreement with Mr. Metzger described below.

(8)   Reflects matching contributions made under our 401(k) plan and dividend equivalents paid in cash upon settlement of restricted stock units. Also includes salary continuation of $575,000 pursuant to the Separation Agreement with Mr. Metzger described below.

Grants of Plan-Based Awards

					All other
					stock
					awards	Grant date
					Number of	fair value
		Estimated future payouts under			shares of	of
		non-equity incentive plan awards (1)			stock or	stock
	Grant	Threshold	Target	Maximum	units	award
Name	date	($)	($)	($)	(#) (2)	($) (3)
David L. Liniger	—	—	—	—	—	—
Geoffrey D. Lewis	—	125,000	250,000	375,000
	2/23/2016				7,535	250,011
Karri R. Callahan	—	75,000	150,000	225,000
	2/23/2016				6,028	200,009
Adam M. Contos	—	80,000	160,000	240,000
	2/23/2016				7,535	250,011
David M. Metzger	—	—	—	—	—	—

(1)   Represents cash incentives under the 2016 Bonus Plan.

(2)   Represents time-based restricted stock units that are scheduled to vest in equal installments on March 1, 2017, 2018, and 2019.

(3)   Reflects the grant date fair value of restricted stock units granted to each Named Executive Officer, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to our audited consolidated financial statements in our Annual Report.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of the end of fiscal year 2016.

Stock Awards

	Number of		Market Value
	Shares or		of Shares or
	Units of Stock		Units of Stock
	That Have Not		That Have Not
Name	Vested (#)		Vested ($) (1)
David L. Liniger	—		—
Geoffrey D. Lewis	12,672	(2)	709,632
Karri R. Callahan	8,083	(3)	452,648
Adam M. Contos	9,385	(4)	525,560
David M. Metzger	—		—

(1)   Value is calculated by multiplying the number of unvested restricted stock units by $56.00, which was the closing market price of our Class A common stock on December 30, 2016, the last trading day of the fiscal year.

(2)   Represents unvested restricted stock units that are scheduled to vest as follows: (i) 5,137 vest in equal installments on April 1, 2017 and 2018 and (ii) 7,535 vest in equal installments on March 1, 2017, 2018, and 2019.

(3)   Represents unvested restricted stock units that are scheduled to vest as follows: (i) 2,055 vest in equal installments on April 1, 2017 and 2018 and (ii) 6,028 vest in equal installments on March 1, 2017, 2018, and 2019.

(4)   Represents unvested restricted stock units that are scheduled to vest as follows: (i) 1,850 vest in equal installments on April 1, 2017 and 2018 and (ii) 7,535 vest in equal installments on March 1, 2017, 2018, and 2019.

Option Exercises and Stock Vested for Fiscal Year 2016

	Option Awards		Stock awards
	Number of shares	Value realized	Number of shares	Value realized
	acquired on exercise	on exercise	acquired on vesting	on vesting
Name	(#)	($)(1)	(#)	($)(1)
David L. Liniger	—	—	—	—
Geoffrey D. Lewis	—	—	4,841	199,459
Karri R. Callahan	—	—	1,027	35,226
Adam M. Contos	—	—	1,683	68,884
David M. Metzger	28,057	914,658	12,109	421,514

(1)   Represents the amounts realized based on the fair market value of our stock upon vesting, which is the closing price the day before the applicable vesting date.

Employment Agreements and Separation Agreements

Since our IPO, we have not entered into employment agreements with any Named Executive Officers. Geoffrey Lewis, our President, is the only current Named Executive Officer with an employment agreement. His employment agreement and agreements with our former Chief Financial Officer and Chief Operating Officer, are described below.

Geoffrey D. Lewis

We entered into an employment agreement with Mr. Lewis on July 1, 2010. Mr. Lewis’s employment agreement provides for an initial term through July 1, 2011, but is automatically renewed for one year periods on each anniversary date of the agreement. Pursuant to his employment agreement, Mr. Lewis is entitled to an annual base salary, which is reviewed annually, and is eligible to receive an annual performance-based bonus. Mr. Lewis’s current base salary is $500,000. Additionally, the agreement provides that Mr. Lewis is eligible for tax adjustment “gross-up” payments in the event that Mr. Lewis becomes entitled to any amount that is determined to be subject to a tax penalty.

If Mr. Lewis’s employment is terminated (i) by us other than for cause, death, or disability (each as defined in the agreement), or (ii) by Mr. Lewis for good reason (as defined in the agreement), he is entitled to severance benefits consisting of (a) all payments and benefits which have been earned but not yet provided, (b) payments equal to 12 months of base salary paid on our regular payroll schedule, (c) any declared bonus payment that has not yet been paid to be provided in a lump sum within 30 days of termination, and (d) continued standard employee benefits for 12 months, including but not limited to, life insurance, medical insurance, and dental insurance.

Additionally, Mr. Lewis is entitled to a stay-on bonus in the event that he remains actively employed by us for a 12-month period immediately following the date of a change in control (as defined in the agreement). The stay-on bonus is to be determined at the successor’s discretion, but in no event will it be less than three months’ base salary as of the day before the change in control.

Mr. Lewis agreed that during his employment with us and the 12 months following the termination of his employment, he will not, directly or indirectly, on his own behalf or on behalf of others, solicit or recruit, or attempt to solicit or recruit, any person employed by us to end their employment, or to provide services to Mr. Lewis or to any other business that directly competes with us in the areas of franchising real estate brokerages, real estate brokerage, insurance brokerage or any other defined business in which we are engaged. Additionally, during this period, he has agreed not to directly or indirectly solicit any of our clients that he has had direct or indirect contact with or any of our franchisees to cease doing business with us or to otherwise do business with his or any directly competing entity.

Mr. Lewis has also agreed not to (a) accept employment or perform services on behalf of himself or any individual or entity that directly competes with us for a period of three months after termination, or (b) accept employment as a senior executive officer or perform services that are similar to the services he performed for us on behalf of himself or any individual or entity that directly competes with us for a period of 12 months after termination. Except if we terminate Mr. Lewis for cause (as defined in the agreement), these restrictions are only enforceable to the extent we tender to Mr. Lewis payment at a rate equal to Mr. Lewis’s final base salary. Payment of the severance benefits described above would discharge this payment obligation. If severance benefits are not required to be paid, then we can tender this supplemental consideration at any point in the 12-month period immediately following termination.

David M. Metzger

We entered into an employment agreement with Mr. Metzger on March 1, 2010. On January 7, 2016, Mr. Metzger’s employment agreement was terminated and replaced with a separation and transition agreement (the “Separation Agreement”) described below.

Mr. Metzger’s employment agreement provided for an initial term through March 1, 2013, but was automatically renewed for one year periods on each anniversary date of the agreement until it was terminated and replaced by the Separation Agreement. Pursuant to his employment agreement, Mr. Metzger was entitled to an annual base salary, which was reviewed annually, and is eligible to receive an annual performance-based bonus. Mr. Metzger’s base salary in 2016 was $575,000. Mr. Metzger’s employment agreement provided for certain benefits in the event he was terminated (i) by us other than for cause, death, or disability (each as defined in the agreement), or (ii) by Mr. Metzger for good reason (as defined in the employment agreement).

Pursuant to the Separation Agreement, Mr. Metzger served as Co-Chief Financial Officer until March 31, 2016 (the “Separation Date”), at which time his employment with the Company terminated. Pursuant to the Separation Agreement, Mr. Metzger received a lump sum payment of one year’s base salary as well as certain benefits for 12 months thereafter, and his unvested restricted stock units vested. The Separation Agreement provides that Mr. Metzger is eligible for tax adjustment “gross-up” payments in the event that Mr. Metzger becomes entitled to any amount that is determined to be subject to a tax penalty.

Under the Separation Agreement, Mr. Metzger released the Company from any and all claims arising out of or related to his employment with the Company.

Under the Separation Agreement, Mr. Metzger agreed that, for a period of 12 months following the Separation Date, he will not (a) solicit or recruit or attempt to solicit or recruit any person employed by the Company to end their employment with the Company or to provide services to Mr. Metzger or any other business, organization, program, or activity, (b) solicit any RE/MAX master franchisee, franchisee, sales associate, vendor, approved supplier, or marketing partner to cease doing business with the Company or to otherwise do business with Mr. Metzger or any entity that directly competes with the Company, (c) advise or consult with any RE/MAX master franchisee or franchisee for the benefit of such master franchisee or franchisee in any way that is adverse to the Company, or (d) accept employment with or perform services on behalf of any individual or entity that directly competes with the Company.

Potential Payments on Termination/Change of Control

The following addresses potential payments to our Named Executive Officers (other than Mr. Metzger, who is no longer employed with the Company) upon termination of employment or a change in control.

Mr. Lewis is the only current Named Executive Officer with an employment agreement. Pursuant to the agreement, if Mr. Lewis’s employment is terminated (i) by us other than for cause, death, or disability, or (ii) by Mr. Lewis for good reason, he is entitled to the severance benefits discussed above under “—Employment Agreements and Separation Agreements.”

Further, restricted stock unit agreements with our Named Executive Officers provide for accelerated vesting of awards in the event that there is a change of a control and the award is not converted into an equivalent award by the acquiring or successor entity.

For Named Executive Officers serving as of December 31, 2016, the following table sets forth potential termination payments under various circumstances, as though the termination had occurred on December 31, 2016.

Restricted
		Cash	Continued	Stock
		Severance	Benefits	Vesting	Total
Name	Scenario	($)	($)	($) (1)	($)
David L. Liniger	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason	—	—	—	—
	Involuntary Termination not for Cause	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—
	Change in Control	—	—	—	—
	Change in Control and NEO Remains Employed for 12 Months Thereafter	—	—	—	—
Geoffrey D. Lewis	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason	500,000	34,535	—	534,535
	Involuntary Termination not for Cause	500,000	34,535	—	534,535
	Involuntary Termination for Cause	—	—	—	—
	Change in Control	—	—	709,632	709,632
	Change in Control and NEO Remains Employed for 12 Months Thereafter	125,000	—	709,632	834,632
Karri R. Callahan	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason	—	—	—	—
	Involuntary Termination not for Cause	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—
	Change in Control	—	—	337,568	337,568
	Change in Control and NEO Remains Employed for 12 Months Thereafter	—	—	337,568	337,568
Adam M. Contos	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason	—	—	—	—
	Involuntary Termination not for Cause	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—
	Change in Control	—	—	421,960	421,960
	Change in Control and NEO Remains Employed for 12 Months Thereafter	—	—	421,960	421,960

(1)   Reflects accelerated vesting of restricted stock units in the event of a change in control in connection with which the restricted stock units are not converted into an equivalent award by the acquiring or successor entity.

Employee Benefit and Stock Plans

2013 Omnibus Incentive Plan

Please see the description of the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan under Proposal 5 below.

401(k) Plan

RE/MAX, LLC maintains a tax-qualified 401(k) retirement savings plan for participants who satisfy certain eligibility requirements, including a minimum hours of service requirement. The 401(k) plan participants, including certain of our Named Executive Officers, may elect to defer up to 60% of their eligible regular compensation and bonuses, subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended (the “Code”). The Company may make discretionary matching and profit sharing contributions on behalf of plan participants. Plan participants may elect to invest their contributions in various established funds. All amounts contributed to the plan and earnings on these contributions are fully vested at all times.

DIRECTOR COMPENSATION

Our Compensation Committee is responsible for determining executive compensation. The table below illustrates the compensation structure for non-employee directors in 2016. Directors who are also employees receive no additional compensation for their services as directors.

Annual
Amount
Element	($)
Retainer (cash)	60,000
Equity Grant (restricted stock units that vest after approximately one year)	60,000
Additional Retainer for Lead Director (cash)	20,000
Additional Retainer for Audit Committee Chair (cash)	25,000
Additional Retainer for Audit Committee Member (cash)	12,500
Additional Retainer for Compensation Committee Chair (cash)	15,000
Additional Retainer for Compensation Committee Member (cash)	5,000
Additional Retainer for Nominating and Corporate Governance Committee Chair (cash)	10,000
Additional Retainer for Nominating and Corporate Governance Committee Member (cash)	5,000

The following table shows director compensation for fiscal year 2016.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation
Name	($)	($)(1)	($)(2)	Total ($)
Richard O. Covey	90,000	60,023	3,313	153,336
Kathleen J. Cunningham	90,000	60,023	3,313	153,336
Joseph A. DeSplinter (3)	72,500	60,023	—	132,523
Roger J. Dow	73,750	60,023	3,313	137,086
Ronald E. Harrison	77,500	60,023	3,313	140,836
Daryl L. Jesperson (4)	35,000	—	3,313	38,313
David L. Liniger (5)	—	—	—	—
Gail A. Liniger (5)	—	—	—	—
Daniel J. Predovich	62,500	60,023	3,313	125,836
Christine M. Riordan	73,750	60,023	3,313	137,086
Teresa S. Van De Bogart (6)	36,250	60,004	—	96,254

(1)   Reflects the grant date fair value of restricted stock units granted to each Named Executive Officer, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to our audited consolidated financial statements in our Annual Report.

(2)   Reflects dividend equivalents paid in cash upon settlement of restricted stock units.

(3)   Mr. DeSplinter was elected to the Board in February 2016.

(4)   Mr. Jesperson’s term as a director ended in May 2016 and he did not seek reelection.

(5)   Since our IPO in 2013, Mr. and Ms. Liniger have not received compensation (other than benefits similar to other employees) for their service as officers or directors.

(6)   Ms. Van De Bogart was elected to the Board in May 2016.

In addition to the amounts in the table above, all directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock by (i) each of our directors, (ii) each of our Named Executive Officers, (iii) our directors and executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our voting securities. For our directors and officers, the information is as of the Record Date, unless otherwise noted. For stockholders who own more than 5% of our Class A common stock, the information is as of the most recent form 13G filed by each such stockholder with the SEC. Unless otherwise noted, the address of each stockholder is c/o RE/MAX Holdings, 5075 S. Syracuse St., Denver, CO 80237.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or conversion rights held by the respective person or group that may be exercised or converted within 60 days after the Record Date.

Pursuant to RMCO’s Fourth Amended and Restated Operating Agreement, common units in RMCO are redeemable at the unitholders’ election for, at our option, shares of Class A common stock of RE/MAX Holdings on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions and adjustments for stock splits, stock dividends and reclassifications) or a cash payment equal to the market price of one share of our Class A common stock for each common unit redeemed. Beneficial ownership of common units reflected in the following table is not reflected as beneficial ownership of shares of our Class A common stock for which such units may be redeemed.

	Class A		RMCO Common Units		Class B (1)		Combined Voting Power of Class A and Class B
Directors and Named Executive Officers	Number	Percentage	Number	Percentage	Number	Percentage	Percentage
David L. Liniger (2)	—	*	12,559,600	41.53%	1	100.00%	58.69%
Gail A. Liniger (2)	—	*	12,559,600	41.53%	1	100.00%	58.69%
Geoffrey D. Lewis	8,515	*	—	*	—	*	*
Karri R. Callahan	3,344	*	—	*	—	*	*
Adam M. Contos	3,979	*	—	*	—	*	*
Richard O. Covey	7,123	*	—	*	—	*	*
Kathleen J. Cunningham	8,823	*	—	*	—	*	*
Joseph A. DeSplinter	1,809	*	—	*	—	*	*
Roger J. Dow	10,623	*	—	*	—	*	*
Ronald E. Harrison	10,623	*	—	*	—	*	*
Dan J. Predovich	1,829	*	—	*	—	*	*
Christine M. Riordan	3,350	*	—	*	—	*	*
Teresa S. Van De Bogart	1,639	*	—	*	—	*	*
David M. Metzger (3)	16,157	*	—	*	—	*	*
Directors and executive officers as a group (13 persons) (4)	61,657	*	12,559,600	41.53%	1	100.00%	58.83%
5% Stockholders
RIHI (5)	—	*	12,559,600	41.53%	1	100.00%	58.69%
T. Rowe Price Associates, Inc. (6)	2,380,042	13.46%	—	*	—	*	5.56%
BlackRock, Inc. (7)	2,191,070	12.39%	—	*	—	*	5.12%
Kayne Anderson Rudnick Investment Management LLC (8)	1,550,907	8.77%	—	*	—	*	3.62%
Burgundy Asset Management Ltd. (9)	1,532,803	8.67%	—	*	—	*	3.58%
Van Berkom & Associates Inc. (10)	1,137,516	6.43%	—	*	—	*	2.66%
Waddell & Reed Financial Inc. (11)	952,080	5.38%	—	*	—	*	2.22%

* Less than 1%

(1)    Holders of Class B common stock are entitled to, without regard to the number of shares of Class B common stock held, a number of votes on matters presented to stockholders of RE/MAX Holdings that is equal to two times the aggregate number of common units of RMCO that such stockholder holds.

(2)    Includes common units in RMCO held by RIHI which may be redeemed at RIHI’s election for, at our option, shares of Class A common stock of RE/MAX Holdings on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions, and adjustments for stock splits, stock dividends and reclassifications) or cash. Mr. and Mrs. Liniger have dispositive, voting, and investment control over such common units in RMCO.

(3)    Information for Mr. Metzger is as of March 31, 2016, the date his employment with the Company ended.  Includes 12,109 restricted stock units which vested shortly after Mr. Metzger’s employment ended pursuant to the Separation Agreement described above.

(4)    Total does not include shares held by Mr. Metzger because he is no longer an executive officer.

(5)    Includes common units in RMCO which may be redeemed at RIHI’s election for, at our option, shares of Class A common stock of RE/MAX Holdings on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions, and adjustments for stock splits, stock dividends, and reclassifications) or cash. RIHI is majority owned and controlled by David Liniger, our Chief Executive Officer, Chairman, and Co-Founder and Gail Liniger, our Vice Chair and Co-Founder. As such, Mr. and Mrs. Liniger have dispositive, voting, and investment control over the common units held by RIHI.

(6)    Based solely on a Schedule 13G/A jointly filed on February 7, 2017 by T. Rowe Price Associates, Inc. (“TRP”) and T. Rowe Price New Horizons Fund, Inc. (“NHF”). TRP reported sole voting power with respect to 417,859 shares and sole dispositive power with respect to 2,380,042 shares. NHF reported sole voting power with respect to 1,088,053. TRP denies beneficial ownership of the securities reported on the Schedule 13G/A. In such filing, the address for TRP and NHF is 100 E. Pratt Street, Baltimore, MD 21202.

(7)    Based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 17, 2017. BlackRock reported sole voting power with respect to 2,140,988 shares and sole dispositive power with respect to 2,191,070 shares. In such filing, BlackRock lists its address as 55 East 52nd Street, New York, NY 10055.

(8)    Based solely on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 9, 2017. Kayne Anderson reported sole voting power with respect to 1,189,287 shares, shared voting power with respect to 361,620 shares, sole dispositive power with respect to 1,189,287, and shared dispositive power with respect to 361,620 shares. In such filing, Kayne Anderson lists its address as 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(9)    Based solely on a Schedule 13G/A filed on February 10, 2017 by Burgundy Asset Management Ltd. (“Burgundy”). Burgundy reported sole voting power with respect to 1,069,028 shares and sole dispositive power with respect to 1,532,803 shares. In such filing, Burgundy lists its address as 181 Bay St., Suite 4510, Toronto, Ontario M5J 2T3, Canada.

(10)  Based solely on a Schedule 13G filed by Van Berkom & Associates Inc. (“VB”) on February 9, 2017. VB reported sole voting and sole dispositive power with respect to all shares reported. In such filing, VB lists its address as 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8, Canada. VB disclaims beneficial ownership of the shares reported, except to the extent of its pecuniary interest therein.

(11)  Based solely on a Schedule 13G jointly filed on February 14, 2017 by Ivy Investment Management Company (“IICO”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed Financial, Inc. (“WDR”), and Waddell & Reed Investment Management Company (“WRIMCO”). According to such filing, IICO is an investment advisory subsidiary of WDR or WRIMCO, an investment advisory subsidiary of WRI; WRI is a broker-dealer and underwriting subsidiary of WRFSI, a subsidiary of WDR. The filing shows the following sole power to vote or to direct the vote: WDR: 952,080, WRFSI, 420,880, WRI: 420,880. WRIMCO: 420,880, IICO: 531,200 (all indirect, except for IICO, which is direct).  The filing shows the following sole power to dispose or to direct the disposition: WDR: 952,080, WRFSI: 420,880, WRI: 420,880, WRIMCO: 420,880, IICO: 531,200 (all indirect, except for IICO, which is direct). In the filing, the address for each of for each of Ivy, WRI, WRFSI, WRFI, and WRI is listed as 6300 Lamar Avenue, Overland Park, KS.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) were timely filed during 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below the transactions and series of similar transactions, during 2016, to which we were a participant or will be a participant, in which:

•     the amounts involved exceeded or will exceed $120,000; and

•     any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as 5% stockholders), or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the section titled “—Executive Compensation.”

Registration Rights Agreement

We entered into a registration rights agreement with RIHI in connection with our IPO. The registration rights agreement provides RIHI certain registration rights whereby, at any time following our IPO and the expiration of any related lock-up period, it can require us to register, under the Securities Act of 1933, shares owned by it and not sold in our IPO. The registration rights agreement also provides for piggyback registration rights for all stockholders that are parties to the agreement.

Tax Receivable Agreements

In connection with our IPO, we entered into certain transactions which are expected to have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities as a result of increasing our share of tax basis in RMCO’s tangible and intangible assets. In connection with these transactions, we entered into a separate tax receivable agreement with each of RMCO’s historical owners, including RIHI. These agreements provide for the payment by us to the counterparties to the agreements of 85% of the amount of cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we actually realize, or in some circumstances are deemed to realize, as a result of an expected increase in our share of tax basis in RMCO’s tangible and intangible assets, including increases attributable to payments made under the tax receivable agreements, and deductions attributable to imputed and actual interest that accrues in respect of such payments. These tax benefit payments are not conditioned upon one or more of the historical owners maintaining a continued ownership interest in either RMCO or RE/MAX Holdings. We expect to benefit from the remaining 15% of cash savings, if any, that we may actually realize. The substantive provisions of the separate tax receivable agreements that we entered into with each of RMCO’s historical owners are substantially identical.

For purposes of the tax receivable agreements, cash savings in income and franchise tax are computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our share of tax basis in RMCO’s tangible and intangible assets and had the tax receivable agreements not been entered into. The tax receivable agreements generally apply to each of our taxable years and began with the first taxable year ending after the consummation of the IPO. There is no maximum term for the tax receivable agreements; however, the tax receivable agreements may be terminated by us pursuant to an early termination procedure that requires us to pay the counterparties an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement.

Although the actual timing and amount of any payments that may be made under the tax receivable agreements will vary depending upon a number of facts and circumstances that are beyond our control (including the timing and amount of any redemption of common units by RIHI, the trading price of our shares of Class A common stock at the time of any such redemptions, and the amount and timing of our taxable income and the applicable tax rate), we expect that the payments that we may be required to make to the counterparties could be substantial. Any payments made by us to the counterparties to the tax receivable agreements will generally reduce the amount of overall cash flow that might have otherwise been available to us or to RMCO and, to the extent that we are unable to make payments under the tax receivable agreements for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us.

The tax receivable agreements provide that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or that if, at any time, we elect an early termination of the tax receivable agreements, then our obligations, or our successor’s obligations, under the tax receivable agreements would be based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the tax receivable agreements.

As a result, (i) we could be required to make cash payments to the counterparties that are greater than the specified percentage of the actual benefits we ultimately realize, and (ii) if we elect to terminate the tax receivable agreements early, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the tax receivable agreements, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits.

The tax receivable agreements provide that we may, at our option, make one or more estimated payments to the counterparties in respect of any anticipated payments required under the tax receivable agreements. Any estimated payments made under the terms of the tax receivable agreements are subject to adjustment pending a final determination of the actual payments required under the tax receivable agreements.

We will also not be reimbursed for any cash payments previously made to the counterparties to the tax receivable agreements if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to a counterparty will be netted against any future cash payments that we might otherwise be required to make under the terms of the tax receivable agreements. However, we might not determine that we have effectively made an excess cash payment to the counterparties for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the tax receivable agreements that are substantially greater than our actual cash tax savings. Although we are not currently aware of any reason why any tax basis increases or other tax benefits would be challenged by a taxing authority, if we determine that any tax basis increases or other tax benefits may be subjected to a reasonable challenge or are being challenged by a taxing authority, we may withhold some or all of the payments otherwise due to the counterparties under the tax receivable agreements in an interest-bearing escrow account until such a challenge is no longer possible or is otherwise resolved.

We will have full responsibility for, and sole discretion over, all RE/MAX Holdings tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests, subject to certain participation rights held by the counterparties.

Payments are generally due under the tax receivable agreements within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the tax receivable agreements will continue to accrue interest at LIBOR plus 300 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose.

We entered into the tax receivable agreements on October 7, 2013. During 2016, we made a payment under the tax receivable agreement with RIHI of approximately $1.3 million.

RMCO Operating Agreement

In connection with our IPO, RE/MAX Holdings, RIHI and RMCO entered into RMCO’s fourth amended and restated limited liability company agreement (the “RMCO Agreement”).

Appointment as Manager. Under the restated RMCO Agreement, we are a member and the sole manager of RMCO. As the sole manager, we control all of the day-to-day business affairs and decision-making of RMCO without the approval of any other member. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of RMCO and the day-to-day management of RMCO’s business. Pursuant to the terms of the RMCO Agreement, we also cannot, under any circumstances, be removed as the sole manager of RMCO. Except as necessary to avoid being classified as an investment company or with the approval of RIHI, as long as we are the sole manager of RMCO, our business is limited to owning and dealing with our common units of RMCO, managing the business of RMCO, and fulfilling our obligations under the Exchange Act, and activities incidental to the foregoing.

Compensation. We are not entitled to compensation for our services as manager except as provided in the management services agreement described below under “—Management Services Agreement,” or as otherwise approved by a vote of the members holding a majority of the outstanding common units. We are entitled to reimbursement by RMCO pursuant to the management services agreement for our reasonable out-of-pocket expenses incurred on its behalf.

Distributions. The RMCO Agreement requires “tax distributions” to be made by RMCO to its members, as that term is defined in the agreement. Tax distributions will be made pro rata on a quarterly basis to each member of RMCO, including us, such that each member will receive a tax distribution that is proportionate to its percentage interest in RMCO (based on the number of common units in RMCO that it holds relative to the total number of outstanding common units of RMCO) and that is sufficient to satisfy its tax liability based on such member’s allocable share of the taxable income of RMCO and an assumed tax rate that will be determined by us. For this purpose, the taxable income of RMCO, and RE/MAX Holdings’ allocable share of such taxable income, shall be determined without regard to any current or future amortization deductions attributable to (i) tax basis adjustments that RE/MAX Holdings may receive under Section 743(b) of the Code and (ii) RE/MAX Holdings’ proportionate share of RMCO’s existing tax basis in previously acquired assets that result, in each case, from RE/MAX Holdings’ deemed or actual purchase of an equity interest in RMCO from our historical owners (as described above under “—Tax Receivable Agreements”). The assumed tax rate that we expect to use for purposes of determining tax distributions from RMCO to its members will approximate our reasonable estimate of the highest combined federal, state (based on the highest individual tax rate in the state of Colorado), and local tax rate that may potentially apply to any one of RMCO’s members, regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from RMCO for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The RMCO Agreement also allows for distributions to be made by RMCO to its members out of “distributable cash,” as that term is defined in the agreement. We expect that distributions out of distributable cash will be made pro rata on a quarterly basis to the extent necessary to enable RE/MAX Holdings to cover its operating expenses and other obligations, including any obligations that RE/MAX Holdings may have under the tax receivable agreements that it entered into with RMCO’s historical owners (as described above under “—Tax Receivable Agreements”), and to make anticipated dividend payments to the holders of its Class A common stock.

Transfer Restrictions. The RMCO Agreement generally restricts transfers of common units of RMCO, subject to limited exceptions. Any transferee of common units must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of RMCO. Additionally, in the event that any common units of RMCO are validly transferred in accordance with the terms of the RMCO Agreement, the voting rights of the corresponding shares of Class B common stock to be transferred shall be reduced to one times the aggregate number of RMCO common units held by such transferee, unless the transferee is David Liniger.

Common Unit Redemption Right. The RMCO Agreement provides a redemption right to RIHI which entitles RIHI to have its common units of RMCO redeemed for our shares of Class A common stock on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions, and adjustments for stock splits, stock dividends, and reclassifications), or at our option, a cash payment equal to the market price of one share of our common stock. If we decide to make a cash payment, RIHI has the option to rescind its redemption request within a specified time period. If we decide to make a cash payment and RIHI has not rescinded, we are obligated to sell to a third party a number of shares of our Class A common stock equal to the number of redeemed common units, so as to ensure that the number of common units in RMCO that we own will equal the number of our outstanding shares of Class A common stock. Upon the exercise of its redemption right, RIHI will surrender common units to RMCO for cancellation. Pursuant to our amended and restated certificate of incorporation, we will then contribute cash or shares of our Class A common stock to RMCO in exchange for an amount of newly issued common units in RMCO equal to the number of common units redeemed by RIHI. RMCO will then distribute the cash or shares of our Class A common stock to RIHI to complete the redemption. In connection with RIHI’s exercise of its redemption right, RE/MAX Holdings may also, in its sole discretion, elect to acquire RIHI’s common units in RMCO from RIHI. In the event of such an election, and as an alternative to RIHI engaging in a redemption transaction with RMCO, RE/MAX Holdings would instead directly acquire RIHI’s common units in RMCO on the same terms as if RIHI had engaged in a redemption transaction with RMCO as previously described above.

Issuance of Common Units Upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options we have issued or the issuance of other types of equity compensation (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we have the right to acquire from RMCO a number of common units equal to the number of our shares of Class A common stock being issued in connection with the exercise of options or issuance of other types of equity compensation. We will contribute to RMCO the amount of any consideration we receive for the exercise of options or for shares issued pursuant to other types of equity compensation.

Dissolution. The RMCO Agreement provides that the unanimous consent of all members holding common units will be required to voluntarily dissolve RMCO. In addition to a voluntary dissolution, RMCO will be dissolved upon the entry of a decree of judicial dissolution in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up RMCO; (ii) second, to pay debts and liabilities owed to creditors of RMCO; and (iii) third, to the members pro rata in accordance with their respective percentage ownership interests in RMCO (as determined based on the number of common units held by a member relative to the aggregate number of all outstanding common units).

Confidentiality. Each member agrees to maintain the confidentiality of RMCO’s intellectual property and other confidential information.

Indemnification. The RMCO Agreement provides for indemnification of the manager, members and officers of RMCO and their respective subsidiaries or affiliates.

Management Services Agreement

In connection with our IPO, we entered into a management services agreement with RMCO pursuant to which we provide certain management services to RMCO. In exchange for the services we provide, RMCO reimburses us for compensation and other expenses of our officers and employees and for certain out-of-pocket costs. RMCO also provides administrative and support services to us, such as office facilities, equipment, supplies, payroll, and accounting and financial reporting. The management services agreement also provides that our employees may participate in RMCO’s benefit plans, and that RMCO employees may participate in our 2013 Omnibus Incentive Plan. RMCO will indemnify us for any losses arising from our performance under the management services agreement, except that we will indemnify RMCO for any losses caused by our willful misconduct or gross negligence.

Executive Compensation, Employment Arrangements, Retirement Agreement, and Separation Agreement

Please see “—Executive Compensation” for information on compensation arrangements with our executive officers, agreements with our executive officers containing compensation and termination provisions, among others, and the Separation Agreement with our former Chief Financial Officer and Chief Operating Officer.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with certain of our directors and executive officers, and purchased directors’ and officers’ liability insurance. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures Regarding Related Party Transactions

We have adopted a written policy with respect to related party transactions. Under this policy, a “Related Party Transaction” is any financial transaction, arrangement or relationship (or series of similar transactions, arrangements, or relationships) in which we are or any of our subsidiaries is a participant and in which a Related Party has or will have a direct or indirect interest, other than any transactions, arrangements or relationships in which the aggregate amount involved will not or may not be expected to exceed $120,000 in any calendar year, subject to certain exceptions. A “Related Party” is any of our executive officers, directors or director nominees, any stockholder directly or indirectly beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, or any immediate family member of any of the foregoing persons.

Pursuant to our related party transaction policies and procedures, any Related Party Transaction must be reviewed by the Audit Committee. In connection with its review of a Related Party Transaction, the Audit Committee may take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the Related Party Transaction. Management shall present to the Audit Committee the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

•     A general description of the transaction(s), including the material terms and conditions;

•     The name of the related party and the basis on which such person or entity is a related party;

•     The related party’s interest in the transaction(s), including the related party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s);

•     The approximate dollar value of the transaction(s), and the approximate dollar value of the related party’s interest in the transaction(s) without regard to amount of profit or loss;

•     In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made;

•     In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness; and

•     Any other material information regarding the transaction(s) or the related party’s interest in the transaction(s).

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITOR

Our Audit Committee has appointed KPMG as our independent auditor for the fiscal year ending December 31, 2017. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so.

RECOMMENDATION OF THE BOARD: The Board of Directors recommends that you vote FOR the ratification of KPMG as our independent auditor for the fiscal year ending December 31, 2017.

KPMG Fees

The following table presents aggregate fees billed to the Company for services rendered by KPMG during the fiscal years ended December 31, 2016 and 2015.

	2016	2015
Audit fees (1)	$1,476,077	$1,324,875
Audit-related fees (2)	125,000	92,000
Tax fees (3)	885,757	718,697
All other fees (4)	—	20,344
Total	$2,486,834	$2,155,916

(1)   Audit fees include fees for the audit of our 2016 and 2015 consolidated financial statements, audits required by debt agreements, fees billed in the respective periods for professional consultations with respect to accounting issues, and issuance of consents required by statute or regulation and similar matters.

(2)   Audit-related fees include fees billed for services (other than tax services) performed in connection with a secondary offering of Class A common shares in the fourth quarter of 2015 and audit-related services related to the Company’s 2016 acquisitions and debt refinancing.

(3)   Tax fees include fees billed in the respective periods for tax compliance services and consultations regarding the tax implications of certain transactions, as shown in the table below.  Tax fees related to the tax receivable agreements consist of fees incurred due to ongoing maintenance requirements of the Company’s tax receivable agreements, which include preparing an advisory firm letter, reviewing the related tax basis and tax benefit schedules and the facts, assumptions, and methodologies used in calculating the payments due pursuant to the tax receivable agreements.

	2016	2015
Tax compliance fees	$550,377	$506,305
Tax consulting fees	40,389	62,901
Tax fees related to the tax receivable agreements	192,594	117,418
Tax fees incurred in connection with the Company's secondary offering	102,397	32,073
Total	$885,757	$718,697

(4)   All other fees include fees for due diligence related to the acquisition of the franchise rights in the New York region, which was completed in February 2016.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2016. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee makes the following report to the Board of Directors:

The Audit Committee consists of the following members of the Board: Kathleen Cunningham (Chair), Joseph DeSplinter, Ronald Harrison, and Teresa Van De Bogart. Each of the members is independent and financially literate as defined under the applicable NYSE rules. Ms. Cunningham and Mr. DeSplinter have been designated as audit committee financial experts under Item 407(d)(5) of Regulation S-K.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies, reviewing the integrity of the Company’s financial reporting process and the Company’s internal control structure that management and the Board have established, reviewing significant financial transactions, earnings press releases, and earnings guidance provided to analysts and rating agencies. Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

In fulfilling its responsibility of appointment, compensation, and oversight of the services performed by the Company’s independent registered public accounting firm, the Audit Committee regularly meets separately with the independent auditors and carefully reviews the responsibilities and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, overall audit strategy and timing, the significant risks identified by the independent registered public accounting firm, audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm is retained to perform non-audit related services. To ensure that the appointment of the independent registered public accounting firm is in the best interests of the Company and its stockholders, the Audit Committee considers the independent auditor’s qualifications, independence and work quality, along with the impact of changing auditors. In 2016, the Company’s independent registered public accounting firm, in consultation with the Audit Committee, selected a new lead audit engagement partner.

The Audit Committee has established an auditor independence policy and reviews and approves this policy on an annual basis. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, unless pre-approval is waived pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the Audit Committee’s express approval. Pursuant to this policy, the Audit Committee has delegated authority to pre-approve services with fees up to $100,000 to the Audit Committee Chair, with such pre-approval subject to ratification by the Audit Committee at its next regularly scheduled meeting. In accordance with this policy, all services performed by KPMG have been pre-approved by the Audit Committee in 2016 and 2015.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2016 with the Company’s management and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, as amended “Communications with Audit Committees,” as adopted by the PCAOB.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from the Company. The Audit Committee has also considered whether KPMG’s performance of non-audit services is compatible with maintaining KPMG’s independence and believes that the services provided by KPMG for the fiscal years 2016 and 2015 were compatible with, and did not impair, KPMG’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee

Kathleen J. Cunningham (Chair)

Joseph A. DeSplinter

Ronald E. Harrison

Teresa S. Van De Bogart

PROPOSAL 5:  RE/MAX HOLDINGS, INC. 2013 OMNIBUS INCENTIVE PLAN

The 2013 Omnibus Incentive Plan

Prior to our IPO, our Board of Directors adopted the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Incentive Plan”). The 2013 Omnibus Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary employees, and for the grant shares of our Class A common stock, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards (including annual cash incentives and long-term cash incentives), and any combination thereof to our employees, directors, and consultants and to employees, directors, and consultants of any affiliated entity, including RMCO. The summary of the 2013 Omnibus Incentive Plan provided herein is a summary of the principal features of the 2013 Omnibus Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2013 Omnibus Incentive Plan. It is qualified in its entirety by reference to the full text of the 2013 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. As of the Record Date, approximately 37 officers, 333 other employees and eight non-employee directors were eligible to participate in the 2013 Omnibus Incentive Plan. The administrator of the 2013 Omnibus Incentive Plan also has discretion to grant awards to consultants. We have not historically granted awards to consultants and, as of the Record Date, there are no consultants the administrator would likely consider for the grant of awards. Such persons are eligible to participate in the 2013 Omnibus Incentive Plan on the basis that such participation provides an incentive, through ownership of the Company’s common stock, to continue in service to the Company and related entities, and to help the Company compete effectively with other enterprises for the services of qualified persons. As of the Record Date, the closing price of the Company’s common stock was $57.30 per share, as reported by the NYSE.

Description of the Proposal

Our Board of Directors has directed us to submit this proposal to our stockholders to seek approval of the material terms, share limits, dollar limits for cash-based performance awards and performance criteria applicable to awards granted under the 2013 Omnibus Incentive Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”) in order to preserve our ability to receive certain corporate income tax deductions that may be available to us pursuant to Section 162(m). No changes have been made to the 2013 Omnibus Incentive Plan since its adoption, and no changes are proposed at this time.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. Compensation includes cash compensation and ordinary income related to equity awards, including under the 2013 Omnibus Incentive Plan. The executive officers whose compensation is subject to the deduction limitation are those that constitute “covered employees” within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers, and excluding in all cases, our chief financial officer. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Awards granted under the 2013 Omnibus Incentive Plan permit our Compensation Committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). We may or may not grant awards under the 2013 Omnibus Incentive Plan that are intended to qualify as “performance-based” compensation under Section 162(m). However, to preserve our ability to grant equity awards intended to qualify as “performance-based compensation” under Section 162(m) and are intended to provide a benefit from a corresponding tax deduction, Section 162(m) requires that stockholders must approve the material terms, share limits, dollar limits for cash-based performance awards and performance criteria of the 2013 Omnibus Incentive Plan.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, among other things, we cannot guarantee that any awards under the 2013 Omnibus Incentive Plan that are intended to qualify for exemption under Section 162(m) will actually receive this treatment. However, the 2013 Omnibus Incentive Plan is structured with the intention that our Compensation Committee will have the discretion to make awards under the 2013 Omnibus Incentive Plan that are intended to qualify as “performance-based compensation” and that are intended to be fully deductible if we obtain stockholder approval of the material terms, share limits, dollar limits for cash-based performance awards and performance criteria under the 2013 Omnibus Incentive Plan.

Subject to the requirements of Section 162(m), if the material terms under our 2013 Omnibus Incentive Plan, including the annual equity grant share limitations, and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will not make any further grants under the 2013 Omnibus Incentive Plan to our “covered employees” as defined in Section 162(m) that are intended to qualify as “performance-based compensation” for Section 162(m) purposes, or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. To preserve our ability to grant equity awards that are intended to be “performance-based” compensation under Section 162(m) in the future, our Board of Directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

Share Reserve

We reserved for issuance under the 2013 Omnibus Incentive Plan shares of our Class A common stock equal to 2,365,793. This number included 787,500 shares of our Class A common stock for issuance under the 2013 Omnibus Incentive Plan upon the exercise of vested stock options that we granted in substitution of options that were granted by RMCO prior to our IPO. The 2013 Omnibus Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first business day of each fiscal year, beginning with our fiscal year following the year of our IPO, equal to one percent of the number of shares of our common stock outstanding on the last day of our immediately preceding fiscal year, on a fully diluted basis; or a lower number of shares determined by the plan’s administrators. After giving effect to all outstanding awards (assuming maximum achievement of performance goals for performance-based awards), there were 2,385,336 shares available for future awards under the 2013 Omnibus Incentive Plan, as of the Record Date.

Administration

The Compensation Committee of the Board of Directors administers the 2013 Omnibus Incentive Plan and is referred to as the “administrator.” In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, to the extent required to so qualify, the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards, and the form of consideration payable upon exercise. The administrator also has the authority to reduce the exercise prices of outstanding stock options and the base appreciation amount of any stock appreciation right if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

Stock Options

The 2013 Omnibus Incentive Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options may be granted to our employees and directors and those of any affiliate of ours, including RMCO. The exercise price of all options granted under the 2013 Omnibus Incentive Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. Not more than 1,500,000 shares may be issued pursuant to incentive stock options under the 2013 Omnibus Incentive Plan.

After the continuous service of an employee or director terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights

The 2013 Omnibus Incentive Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. After the continuous service of an employee or director terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards

The 2013 Omnibus Incentive Plan allows for the grant of restricted stock. Restricted stock awards are shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee or director. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

The 2013 Omnibus Incentive Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, or restrictions and conditions to payment that it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our common stock or other securities, or a combination thereof.

Other Awards

The 2013 Omnibus Incentive Plan also allows for the grant of shares of our Class A common stock that may or may not be subject to restrictions and cash incentive awards based on terms determined in the discretion of the 2013 Omnibus Incentive Plan administrator. We anticipate granting our annual cash incentive awards to our executive officers under the 2013 Omnibus Incentive Plan. Prior to the first stockholder meeting at which directors are to be elected to our Board of Directors that occurs after the close of the third calendar year following the calendar year in which our IPO occurred, the maximum aggregate amount of cash that may be issued pursuant to awards under the plan, including annual cash incentive awards, to employees who would otherwise be covered by Section 162(m) of the Code is $40,000,000. Section 162(m) generally applies to a public company’s chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer.

Terms of Awards and Performance Goals

The 2013 Omnibus Incentive Plan administrator determines the provisions, terms, and conditions of each award including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the administrator for any awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, will be one of, or combination of, the following: net earnings or net income (before or after taxes); agent count; franchise sales; earnings per share; revenue or sales (including net sales or revenue growth); net operating profit; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income. The performance criteria established by the administrator for any awards not intended to be performance-based compensation may be based on any one of, or combination of, the foregoing or any other performance criteria established by the administrator. The performance criteria may be applicable to RE/MAX Holdings, affiliates and/or any individual business units of RE/MAX Holdings, or any affiliate and may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator.

Transferability of Awards

The 2013 Omnibus Incentive Plan allows for the transfer of awards under the 2013 Omnibus Incentive Plan only (i) by will, (ii) by the laws of descent and distribution, and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the 2013 Omnibus Incentive Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2013 Omnibus Incentive Plan, and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control

The 2013 Omnibus Incentive Plan provides that in the event of certain corporate transactions, as such terms are defined in the 2013 Omnibus Incentive Plan, the portion of each outstanding award that is neither continued by us or assumed by the successor entity or its parent will automatically terminate. In connection with a corporate transaction, the administrator has the authority to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Omnibus Incentive Plan and the release from restrictions on transfer or forfeiture rights of such awards on such terms and conditions as the administrator may specify. In addition, any incentive stock option, as defined in the 2013 Omnibus Incentive Plan, accelerated in connection with a corporate transaction or change in control, will remain exercisable as an incentive stock option to the extent the dollar limitation under the Code is not exceeded, with any excess becoming a nonqualified stock option.

Plan Amendments and Termination

The 2013 Omnibus Incentive Plan will automatically terminate ten years following the date it became effective, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend, or terminate the 2013 Omnibus Incentive Plan provided such action does not impair the rights under any outstanding award.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2013 Omnibus Incentive Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences. As such, please refer to the applicable provisions of the Code for additional information.

Non-Qualified Stock Options.    Except as provided under Section 409A of the Code discussed below (“Section 409A”), the grant of a non-qualified stock option under the 2013 Omnibus Incentive Plan generally will not result in any U.S. Federal income tax consequences to the grantee or to the Company. Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the grantee’s subsequent disposition of the shares of the Company’s common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Incentive Stock Options.  The grant of an incentive stock option under the 2013 Omnibus Incentive Plan will not result in any U.S. Federal income tax consequences to the grantee or to the Company. A grantee recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of the Company’s common stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock.    The grant of restricted stock and performance shares will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply. Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Grantees who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A. A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Performance Units. Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A applies. Upon conversion, the grantee will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Grantees who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Grantees will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the grantee’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such grantee, and similar treatment under state law.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of 2013 Omnibus Incentive Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

The number of grants, if any, to be made after re-approval of the 2013 Omnibus Incentive Plan to specific employees, consultants, directors or groups thereof cannot currently be determined.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors recommends that you vote FOR the re-approval of the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan.

INFORMATION REGARDING STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than December 13, 2017 in order to be included in our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Stockholder proposals submitted for consideration at the 2018 Meeting but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to the Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days before the first anniversary of the date on which we first mailed these Proxy Materials. However, if the 2018 Meeting occurs more than 30 days before or after May 24, 2018, then, to be timely, proposals must be delivered by the later to occur of (i) the 90th day prior to the 2018 Meeting or (ii) the 10th day following the first public announcement of the date of the 2018 Meeting. Assuming the 2018 Meeting is held within 30 days before or after May 24, 2018, then stockholder proposals must be received no earlier than December 13, 2017 and no later than January 12, 2018. Stockholder proposals must include the specified information concerning the stockholder and the proposal or nominee as set forth in our bylaws.

APPENDIX A

RE/MAX HOLDINGS, INC.

2013 OMNIBUS INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b‑2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Other Award or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement or other instrument evidencing the grant of an Award, including any amendments thereto. An Award Agreement may be in the form of an agreement to be executed by both the Grantee and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments.

(g) “Board” means the Board of Directors of the Company.
(h) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.
(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(k) “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

(l) “Company” means RE/MAX Holdings, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(p) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

  (i)      a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

 (ii)      the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)      the complete liquidation or dissolution of the Company;

(iv)      any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)      acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(q) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(r) “Director” means a member of the Board or the board of directors or board of managers of any Related Entity.

(s) “Disability” means such term (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(cc) “Other Award” means an award entitling the Grantee to Shares or cash that may or may not be subject to restrictions upon issuance or cash compensation, as established by the Administrator.
(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(gg) “Plan” means this 2013 Omnibus Incentive Plan.

(hh) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(ii) “Related Entity” means any (i) Parent or Subsidiary of the Company, (ii) any other entity controlling, controlled by or under common control with the Company, and (iii) RMCO, LLC.

(jj) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll) “RMCO, LLC” means RMCO, LLC, a Delaware limited liability company.
(mm) “Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor thereto.

(nn) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation or a combination thereof, as established by the Administrator, measured by appreciation in the value of Common Stock.

(oo) “Share” means a share of the Common Stock.
(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(qq) “Substitute Options” means Options that the Company will grant under the Plan in substitution of options that were granted by RMCO, LLC.
3. Stock and Cash Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be a number of Shares equal to the sum of (i) 787,500 Shares, which will be available for issuance solely pursuant to the Substitute Options, and (ii) 1,578,293. Additionally, commencing on the first business day in 2014 and on the first business day of each calendar year thereafter while the Plan is in effect, the maximum aggregate number of Shares available for issuance under the Plan shall be increased by a number equal to the lesser of (x) one percent (1%) of the number of Shares outstanding as of the last day of the immediately preceding calendar year, calculated on a fully diluted basis, or (y) a lesser number of Shares determined by the Administrator. Subject to the provisions of Section 10, below, no more than 1,500,000 Shares may be issued pursuant to Incentive Stock Options granted under the Plan. SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the net number of actual Shares issued to the Grantee upon exercise of the SAR. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award), other than a Substitute Option, which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the

Plan, except that if unvested Shares are forfeited, such Shares shall become available for future grant under the Plan.  To the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award (other than a Substitute Option) which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.  Shares underlying the Substitute Options will not be available for issuance pursuant to other Awards in any circumstance.

(c) Prior to the first shareholder meeting at which directors are to be elected to the Board that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs, the maximum aggregate amount of cash that may be issued pursuant to Other Awards under the Plan to Covered Employees is $40,000,000.

4. Administration of the Plan.
(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board or Committee may also authorize one or more Officers to administer the Plan with respect to Awards to Employees or Consultants who are neither Directors nor Officers (and to grant such Awards) and may limit such authority as the Board or Committee, as applicable, determines from time to time.

(iii) Administration With Respect to Covered Employees.  Notwithstanding the foregoing, it is intended that as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below (or any exemption having similar effect), grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board or any Committee, the Administrator shall have the authority, in its discretion to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation:

    (i)      to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

   (ii)      to determine whether, when and to what extent Awards are granted hereunder;

  (iii)      to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

  (iv)      to approve forms of Award Agreements for use under the Plan;

   (v)      to determine the terms and conditions of any Award granted hereunder;

  (vi)      to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

 (vii)      to reduce, in each case, without stockholder approval, the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash;

(viii)      to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

  (ix)      to construe and interpret the terms of the Plan, any rules and regulations under the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

   (x)      to approve corrections in the documentation or administration of any Award;

  (xi)      to grant Awards to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

 (xii)      to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees, members of the Board and any Officers or Employees to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Other Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.  In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator for any Awards intended to be Performance-Based Compensation shall be one of, or combination of the following: net earnings or net income (before or after taxes); agent count; franchise sales; earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income. The performance criteria established by the Administrator for any Awards not intended to be Performance-Based Compensation may be based on any one of, or combination of, the foregoing or any other performance criteria established by the Administrator.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity and may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  In addition, to the extent applicable to Awards intended to qualify as Performance-Based Compensation, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding, unless otherwise specified by the Administrator, the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance criteria.

(d) Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration to be received under an Award other than an Award of Options or SARs. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs.   Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be seven hundred and fifty thousand (750,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled

Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units.  Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, for awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be five hundred thousand (500,000) Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Individual Limit for Cash-Based Other Awards.  Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, for Other Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be ten million dollars $(10,000,000) in cash or five hundred thousand (500,000) Shares, as applicable. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(h) Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.
(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;
(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-assisted cashless exercise program made available by the Company;

(v) with respect to Options, payment through a “net exercise” procedure established by the Company such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares; or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes.  The Company and any Related Entity shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company or a Related Entity, an amount sufficient to satisfy any federal, state, local, domestic or foreign taxes required to be withheld with respect to any taxable event arising with respect to an Award.  The Administrator may require or may permit Grantees to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case, which would not result in additional accounting expense to the Company.

8. Exercise of Award.
(a) Procedure for Exercise; Rights as a Stockholder.
(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.  If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

10. Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, the number of Shares available for issuance under the Plan, the number of Shares that may be issued pursuant to Incentive Stock Options under the Plan, the exercise or purchase price of each such outstanding Award, the Share limits set forth in Section 6(g), and any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”).  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time.  Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.  The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify.  The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control.  The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Limitation of Liability.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.  In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Effect of Section 162(m) of the Code.  The numerical limits set forth in Section 6(g) of the Plan shall not be applicable until the expiration of the transition period set forth in Treasury Regulation Section 1.162-27(f). Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earliest of: (i) the expiration of the Plan; (ii) the material modification of the Plan; (iii) the exhaustion of the maximum number of shares of Common Stock and other compensation available for Awards under the Plan, as set forth in Section 3; (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.  Notwithstanding anything herein to the contrary, the Administrator may, in its sole discretion, grant Awards at any time, including after the expiration of the transition period set forth in Treasury Regulation Section 1.162-27(f), that are not intended to (or otherwise do not) qualify as Performance-Based Compensation.

19. Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20. Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21. Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of Delaware to the extent not preempted by federal law.  Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RE/MAX HOLDINGS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/RMAX2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E24139-P91458 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RE/MAX HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Roger Dow Ronald Harrison Joseph DeSplinter The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! 2 Years ! 3 Years ! Abstain 2. Advisory vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 3 YEARS for the following proposal: 1 Year ! ! ! ! Abstain 3. Advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR the following proposal: For Against ! ! ! 4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The Board of Directors recommends you vote FOR the following proposal: ! ! ! 5. To approve the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E24140-P91458 RE/MAX HOLDINGS, INC. Annual Meeting of Stockholders May 24, 2017 10:00 AM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 24, 2017. The undersigned, revoking all prior proxies, hereby appoints Karri Callahan and Adam Scoville, and any of them, each with full power of substitution, as proxies to represent the undersigned and vote all shares of Class A or Class B Common Stock of RE/MAX Holdings, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held online at www.virtualshareholdermeeting.com/RMAX2017 on May 24, 2017 at 10:00 a.m. (Mountain time) and at any adjournments or postponements thereof. When properly executed, this proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" each director nominee in Proposal 1, "FOR" Proposal 2, "3 Years" for Proposal 3, and "For" Proposals 4 and 5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting. Continued and to be signed on reverse side V.1.2